UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

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NOVADEL PHARMA INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NOVADEL PHARMA INC.
25 Minneakoning Road
Flemington, New Jersey 08822
(908) 782-3431

November 28, 2006

Dear Stockholder:

This has been an exciting and challenging year for our Company. On November 3, 2006, we announced that NitroMist™ (Nitroglycerin Lingual Aerosol) had been approved by the U.S. Food and Drug Administration for acute relief of an attack or acute prophylaxis of angina pectoris due to coronary artery disease. NitroMist™ is our first approval utilizing our proprietary oral spray technology. In addition, we announced positive results from our pilot study for Zolpidem Oral Spray (zolpidem is the active ingredient in Ambien®) as well as positive results from a pharmacokinetic study of our improved oral spray formulation of sumatriptan, the active ingredient in GlaxoSmithKline’s leading migraine remedy, Imitrex®.

In September 2006 we announced the two latest additions to our pipeline of oral spray drug development candidates that we will take into the clinic in 2007. These new programs are focused on treating disorders of the central nervous system, with Tizanidine Oral Spray for spasticity and Ropinirole Oral Spray for Parkinson’s disease.

I look forward to providing you with an update on the Company’s business at the Annual Meeting of Stockholders to be held on January 16, 2007 at 10:00 a.m. at the principal office of NovaDel Pharma Inc. located at 25 Minneakoning Road, Flemington, New Jersey. Our Board of Directors and management look forward to personally greeting those stockholders who will attend the meeting.

Whether or not you plan to attend the Annual Meeting of Stockholders, we encourage you to vote your shares. You may vote by telephone, by mail or in person at the meeting.

Thank you for your investment and continued support of NovaDel Pharma Inc.

Sincerely,

Jan H. Egberts, M.D. President and Chief Executive Officer

NOVADEL PHARMA INC.
25 Minneakoning Road
Flemington, New Jersey 08822
(908) 782-3431

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To be held on January 16, 2007

To Our Stockholders:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the “Annual Meeting”) of NovaDel Pharma Inc., a Delaware corporation (“we,” “us,” “our,” and “NovaDel”), will be held at our principal office located at 25 Minneakoning Road, Flemington, New Jersey 08822, on Tuesday, January 16, 2007, at 10:00 a.m., Eastern Standard Time, for the following purposes:

1. To elect six Directors to our Board of Directors to serve until the next Annual Meeting of Stockholders to be held in May 2007 or until their successors have been duly elected or appointed and qualified;

2. To approve an amendment to our Certificate of Incorporation to increase the authorized shares of our common stock from 100,000,000 shares to 200,000,000 shares;

3. To ratify the selection of J.H. Cohn LLP as our independent registered public accounting firm for the transition period ending December 31, 2006; and

4. To consider and take action upon such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

These items of business are more fully described in the Proxy Statement accompanying this notice. Only holders of record of our common stock, par value $.001 per share (the “Common Stock”), at the close of business on November 22, 2006 (the “Record Date”), will be entitled to notice of and to vote at the Annual Meeting or any adjournments or postponements thereof.

On June 28, 2006, our Board of Directors approved a change of our fiscal year end from July 31 to December 31. Accordingly, the new fiscal year will begin on January 1 and end on December 31. We have filed our Annual Report on Form 10-K for the period ending July 31, 2006 and we intend to file a transition report on Form 10-K for the period ending December 31, 2006. As a result of the change in fiscal year, we will hold an additional Annual Meeting of Stockholders in May 2007.

We will make available an alphabetical list of stockholders entitled to vote at the meeting, for examination by any stockholder during ordinary business hours at our principal office, from January 5, 2007 until the meeting.

Whether you plan to attend the meeting in person or not, it is important that you read the Proxy Statement and follow the instructions on your proxy card to vote by mail, telephone or Internet. This will ensure that your shares are represented and will save us additional expenses of soliciting proxies.

By Order of the Board of Directors,

Michael E. Spicer Chief Financial Officer and Corporate Secretary

Flemington, New Jersey

November 28, 2006

YOUR VOTE IS IMPORTANT. IN ORDER TO ASSURE YOUR
REPRESENTATION AT THE MEETING, PLEASE COMPLETE, SIGN AND
DATE THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE AND RETURN IT
IN THE ENCLOSED ENVELOPE.

NOVADEL PHARMA INC.
25 Minneakoning Road
Flemington, New Jersey 08822
(908) 782-3431

PROXY STATEMENT

General

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of NovaDel Pharma Inc. (“we,” “us,” “our,” and “NovaDel”) of proxies to be voted at the Annual Meeting of Stockholders (the “Annual Meeting”) to be held at 10:00 a.m., Eastern Standard Time, on Tuesday, January 16, 2007, at the principal office of NovaDel located at 25 Minneakoning Road, Flemington, New Jersey 08822, and at any adjournments or postponements thereof.

A copy of our Annual Report on Form 10-K for the fiscal year ended July 31, 2006 is enclosed with these materials. Upon written request, we will provide each stockholder being solicited by this Proxy Statement with a copy, free of charge, of any of the exhibits to this Proxy Statement. All such requests should be directed to NovaDel Pharma Inc., 25 Minneakoning Road, Flemington, New Jersey 08822, Attn: Michael E. Spicer, Chief Financial Officer and Corporate Secretary.

On June 28, 2006, our Board of Directors approved a change of our fiscal year end from July 31 to December 31. Accordingly, the new fiscal year will begin on January 1 and end on December 31. We have filed our Annual Report on Form 10-K for the period ending July 31, 2006 and we intend to file a transition report on Form 10-K for the period ending December 31, 2006. As a result of the change in fiscal year, we will hold an additional Annual Meeting of Stockholders in May 2007.

The Annual Meeting has been called to consider and take action on the following proposals:

(i)

to elect six Directors to our Board of Directors (the “Board of Directors” or “Board”) to serve until the next Annual Meeting of Stockholders to be held in May 2007 or until their successors have been duly elected or appointed and qualified;

(ii)	to approve an amendment to our Certificate of Incorporation to increase the authorized shares of our common stock from 100,000,000 shares to 200,000,000 shares;

(iii)	to ratify the selection of J.H. Cohn LLP as our independent registered public accounting firm for the transition period ending December 31, 2006; and

(iv)	to consider and take action upon such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

Our principal executive office is located at 25 Minneakoning Road, Flemington, New Jersey 08822 and our telephone number is (908) 782-3431. The approximate date on which this Proxy Statement, the proxy card and other accompanying materials are first being sent or given to stockholders is November 30, 2006.

Record Date and Shares Outstanding

Stockholders of record at the close of business on November 22, 2006 (the “Record Date”) are entitled to notice of and to vote at the meeting. At the Record Date, 49,351,749 shares of our Common Stock were issued and outstanding.

Revocability of Proxies

You can revoke your proxy at any time before it is exercised by timely delivery of a properly executed, later-dated proxy (including a telephone vote), by delivering a written revocation of your proxy to our Corporate Secretary, or by voting at the meeting. The method by which you vote by proxy will in no way limit your right to vote at the meeting if you decide to attend in person. If your shares are held in the name of a bank or brokerage firm, you must obtain a proxy, executed in your favor, from the bank or broker, to be able to vote at the meeting.

Voting Rights

Only holders of record of our Common Stock at the close of business on the Record Date are entitled to notice of and to vote at the Annual Meeting. Each share of Common Stock is entitled to one vote on all matters to be voted upon at the Annual Meeting. The presence, in person, or by proxy, of the holders of a majority of the outstanding shares on the Record Date will constitute a quorum for the transaction of business at the Annual Meeting and at any postponement or adjournment thereof.

Abstentions and broker non-votes will be counted for the purpose of determining the presence or absence of a quorum. If you do not give instructions to your broker, your broker can vote your shares with respect to “discretionary” items, but not with respect to “non-discretionary” items. Discretionary items are proposals considered routine under the rules of the American Stock Exchange on which a broker may vote shares held in street name in the absence of your voting instructions. On non-discretionary items for which you do not give your broker instructions the shares will be treated as broker non-votes. This year, all of the proposals are considered discretionary items, which means that if you do not instruct the broker on how to vote on the proposals, your broker has the authority to vote your shares.

Questions and Answers

Q.	What am I voting on?

•

Election of six Directors (Thomas E. Bonney, CPA, Jan H. Egberts, M.D., William F. Hamilton, Ph.D., J. Jay Lobell, Charles Nemeroff, M.D., Ph.D. and Steven B. Ratoff) for a term ending at the next Annual Meeting of Stockholders to be held in May 2007;

•	Approval of an amendment to our Certificate of Incorporation to increase the authorized shares of our common stock from 100,000,000 shares to 200,000,000 shares; and

•	Ratification of the selection of J.H. Cohn LLP as our independent registered public accounting firm for the transition period ending December 31, 2006.

Q.	Who is entitled to vote?

Only stockholders of record at the close of business on the Record Date, November 22, 2006, are entitled to vote shares held by such stockholders on that date at the Annual Meeting. Each outstanding share entitles its holder to cast one vote.

Q.	How do I vote?

Vote By Mail: Sign and date the proxy card you receive and return it in the enclosed stamped, self-addressed envelope.

Vote By Telephone: If you are a stockholder of record (that is, if you hold your stock in your own name), you may vote by telephone by following the instructions on your proxy card. The telephone number is toll-free, so voting by telephone is at no cost to you. If you vote by telephone, you do not need to return your proxy card.

If your shares are held in the name of a bank, broker or other holder of record (i.e., in “street name”), you will receive instructions from the holder of record that you must follow in order for your shares to be voted. Telephone and Internet voting will be offered to stockholders owning shares through most banks and brokers.

Q.	Can I access the proxy materials and annual report on Form 10-K electronically?

This Proxy Statement and the Company’s Annual Report on Form 10-K for the fiscal year ended July 31, 2006, are available on our website at www.novadel.com.

Q.	Can I change my vote or revoke my proxy?

Yes. You may change your vote or revoke your proxy at any time before the proxy is exercised. If you submitted your proxy by mail, you must (a) file with the Corporate Secretary a written notice of revocation or (b) timely deliver a valid, later-dated proxy. If you submitted your proxy by telephone, you may change your vote or revoke your proxy with a later telephone proxy. Attendance at the Annual Meeting will not have the effect of revoking a proxy unless you give written notice of revocation to the Corporate Secretary before the proxy is exercised or you vote by written ballot at the Annual Meeting.

Q.	What is the process for admission to the Annual Meeting?

If you are a record owner of your shares (i.e., your shares are held in your name), you must show government issued identification. Your name will be verified against the stockholder list. If you hold your shares through a bank, broker or trustee, you must also bring a copy of your latest bank or broker statement showing your ownership of your shares as of the Record Date.

Q.	What constitutes a quorum?

The presence at the Annual Meeting, in person or by proxy, of the holders of a majority of the shares of Common Stock outstanding on the Record Date will constitute a quorum. On November 22, 2006, the Record Date, there were 49,351,749 outstanding shares of Common Stock entitled to vote at the Annual Meeting.

Abstentions and broker non-votes are counted for purposes of determining whether a quorum is present at the Annual Meeting.

Q.	What vote is required to approve each item?

The affirmative vote of a plurality of the votes cast at the meeting by stockholders entitled to vote thereon is required for the election of Directors. For the approval of an amendment to our Certificate of Incorporation to increase the authorized shares, the affirmative vote of a majority of our shares of Common Stock outstanding will be required, and for the ratification of the selection of J.H. Cohn LLP, the affirmative vote of a majority of the votes cast by stockholders entitled to vote thereon will be required.

Q.	What happens if I do not instruct my broker how to vote on the proxy?

If you do not instruct the broker on how to vote on the proposals, your broker has the authority to vote your shares for each of the proposals included in the Proxy Statement.

Q.	What are the recommendations of the Board of Directors?

The Board of Directors unanimously recommends that the stockholders vote:

•	FOR the election of the six nominated Directors;

•	FOR approval of an amendment to our Certificate of Incorporation to increase the authorized shares of our common stock from 100,000,000 shares to 200,000,000 shares; and

•	FOR ratification of the selection of J.H. Cohn LLP as our independent registered public accounting firm for the transition period ending December 31, 2006.

With respect to any other matter that properly comes before the Annual Meeting, the proxy holders will vote as recommended by the Board of Directors or, if no recommendation is given, in their own discretion.

Information Regarding Board of Directors and Committees

The Board has nominated six candidates for election as Directors for a term expiring at the next Annual Meeting of Stockholders to be held in May 2007. Directors are elected to serve for their respective terms or until their successors have been duly elected and qualified. On June 28, 2006, the Company’s Board of Directors approved a change of our fiscal year end from July 31 to December 31. Accordingly, the new fiscal year will begin on January 1 and end on December 31. We have filed our Annual Report on Form 10-K for the period ending July 31, 2006 and we intend to file a transition report on Form 10-K for the period ending December 31, 2006. As a result of the change in fiscal year, we will hold an additional Annual Meeting of Stockholders in May 2007.

Pursuant to our By-Laws, generally the number of Directors is fixed and may be increased or decreased from time to time by resolution of our Board of Directors; provided, that the By-Laws provide that the number must be not less than three (3) nor more than nine (9). Currently, the Board of Directors has fixed the number of Directors at seven members. Following the Annual Meeting, there will be one vacancy on the Board of Directors. Proxies cannot be voted for a greater number of persons than the number of nominees named. In the event one or more of the named nominees is unable to serve, the persons designated as proxies may cast votes for other persons as substitute nominees. Dr. Rosenwald, a significant stockholder, has the ability to designate an individual to serve on our Board of Directors, or the Board, and has exercised such ability by designating Mr. J. Jay Lobell to serve on the Board. Although Mr. Lobell is a designee of Dr. Rosenwald, he does not have any voting or dispositive control over the shares held directly or indirectly by Dr. Rosenwald. On December 14, 2005 based upon the recommendation of the Corporate Governance and Nominating Committee, the Board elected Mr. Lobell as a member of the Board. Pursuant to the listing standards of the American Stock Exchange, or AMEX, Mr. Lobell has been deemed to be an independent director by our Board as of September 15, 2006. Also at its meeting on September 15, 2006, the Board of Directors appointed Steven B. Ratoff as Chairman of the Board. Mr. Ratoff has served as an independent member of the Company’s Board since his election to the Board on January 17, 2006. In connection with Mr. Ratoff’s appointment as Chairman of the Board, the Board has agreed to enter into a consulting arrangement to compensate Mr. Ratoff for his efforts in such position. Such arrangement will be on a month-to-month basis and shall compensate Mr. Ratoff at a rate of $17,500 per month and reimbursement of reasonable expenses. As a result of such relationship, the Board has determined that Mr. Ratoff is no longer an independent member of the Board, as defined in the rules of AMEX. As such, Mr. Ratoff will no longer serve as a member of the Company’s Audit Committee of the Board and Compensation Committee of the Board. The Board of Directors has no reason to believe that any of the nominees named below will be unavailable, or if elected, will decline to serve.

NAME	AGE	POSITION WITH THE COMPANY

Thomas E. Bonney	41	Director
Jan H. Egberts, M.D.	48	President, Chief Executive Officer and Director
William F. Hamilton, Ph.D.	67	Director
J. Jay Lobell	43	Director
Charles Nemeroff, M.D., Ph.D.	57	Director
Steven B. Ratoff	64	Director and Chairman of the Board

The ages, principal occupations and directorships held, and certain other information with respect to the nominees, are shown below as of October 2, 2006.

Thomas E. Bonney, Director, CPA, 41. Mr. Bonney was elected to the Board of Directors in March 2005. From 2002 to the present, Mr. Bonney has been President of CMF Associates, LLC, a financial and management consulting firm. Since June 2005, Mr. Bonney has been Chief Financial Officer and a Director of Leblon Holdings LLC, a privately held beverage supplier. From 2001 to 2002 he was Chief Financial Officer of Akcelerant Holdings, Inc., a technology holding company. From 1995 to 2001, Mr. Bonney was President and a Director of Polaris Consulting & Information Technologies, a technology solutions provider. Mr. Bonney was at Deloitte & Touche from 1987 to 1995 in various positions including Senior Manager. Mr. Bonney received his B.S. in Accounting at the Pennsylvania State University and is a member of the Pennsylvania Institute of Certified Public Accountants. He is a member and chair of our Audit Committee and a member of our Corporate Governance and Nominating Committee.

Jan H. Egberts, M.D., Director and President and Chief Executive Officer, 48. Dr. Egberts was elected to the Board of Directors in January 2006. Dr. Egberts joined NovaDel in September 2005 as our Chief Operating Officer. Dr. Egberts assumed the position of President and Chief Executive Officer of NovaDel, effective as of December 23, 2005. On January 17, 2006, Dr. Egberts was elected to the Board of Directors of NovaDel. From January 2006 to September 2006, Dr. Egberts was Chairman of the Board of NovaDel. From August 2004 to September 2005, Dr. Egberts was Chief Operating Officer at Dynogen Pharmaceuticals, Inc. From February 2001 to January 2004, Dr. Egberts was Chairman of Molnlycke Healthcare, Inc., and concurrently served as President of the Barrier division from February 2001 through April 2002 and from April 2002 to January 2004 as Senior Vice President and Global Marketing Director of Molnlycke Healthcare Inc. From November 1996 to February 2001, Dr. Egberts served as Vice President, Business and Market Development Worldwide for Johnson & Johnson Medical. Dr. Egberts received his M.D. from Erasmus University Medical School in the Netherlands, and pursued his clinical training at Harvard Medical School. He also holds an M.B.A. degree from Stanford University.

William F. Hamilton, Ph.D., Director, 67. Dr. Hamilton was elected to the Board of Directors in March 2003. In January 2006, Dr. Hamilton was appointed Lead Independent Director. Dr. Hamilton has served on the University of Pennsylvania faculty since 1967, and is the Landau Professor of Management and Technology, and Director of the Jerome Fisher Program in Management and Technology at The Wharton School and the School of Engineering and Applied Science. He serves as a director of Neose Technologies, Inc., a publicly-traded company developing proprietary drugs. Dr. Hamilton received his B.S. and M.S. in chemical engineering and his M.B.A. from the University of Pennsylvania, and his Ph.D. in applied economics from the London School of Economics. Dr. Hamilton is a member of the Audit Committee and Compensation Committee and a member and chair of our Corporate Governance and Nominating Committee.

J. Jay Lobell, Director, 43. Mr. Lobell was elected to the Board of Directors in December 2005. Mr. Lobell has served as Chief Executive Officer, Secretary and a member of the Board of Directors of Paramount Acquisition Corp. since October 2005. Mr. Lobell has served as President and Chief Operating Officer of Paramount BioCapital Asset Management, Inc. and Paramount Biosciences, LLC since January 2005, and is a registered representative of Paramount BioCapital, Inc. From 1996 until January 2005, Mr. Lobell was a partner at Covington & Burling, a law firm. Mr. Lobell received his B.A. from Queens College and his J.D. from Yale Law School. Mr. Lobell is a director of Innovive Pharmaceuticals, Inc., a publicly traded biopharmaceutical company. Mr. Lobell is a member and chair of our Compensation Committee and is a member of the Audit Committee.

Charles Nemeroff, M.D., Ph.D., Director, 57. Dr. Nemeroff was elected to the Board of Directors in September 2003. Dr. Nemeroff has been the Reunette W. Harris Professor and Chairman of the Department of Psychiatry and Behavioral Sciences at Emory University School of Medicine in Atlanta, Georgia, since 1991. Dr. Nemeroff serves on the Scientific Advisory Board of numerous publicly-traded pharmaceutical companies, including Cypress Bioscience Inc., Astra-Zeneca Pharmaceuticals, Forest Laboratories, Janssen, Organon, GlaxoSmithKline Beecham and Wyeth-Ayerst, and is a clinical advisor to Acadia Pharmaceutical. In 2002, he was elected to the Institute of Medicine. Dr. Nemeroff received his B.S. from the City College of New York, his M.S. from Northeastern University, his Ph.D. and Post doctorate from the University of North Carolina and his M.D. from the University of North Carolina. He is a member of our Compensation Committee and is a member of our Corporate Governance and Nominating Committee.

Steven B. Ratoff, Director and Chairman of the Board, 64. Mr. Ratoff was elected to the Board of Directors in January 2006. Mr. Ratoff was elected Chairman of the Board on September 15, 2006. He is a private investor and since, December 2004, has served as a venture partner with ProQuest Investments, a health care venture capital firm. Mr. Ratoff has been a director, since May 2005, and Chairman of the Board, since September 2005, of Axonyx Inc., a NASDAQ development stage pharmaceutical company. Mr. Ratoff served as a director of Inkine Pharmaceuticals, Inc. from February 1998 to its sale to Salix, Inc. in September 2005. He also served as a board member since March 1995 and as Chairman of the Board and Interim Chief Executive Officer of CIMA Labs, Inc. from May 2003 to its sale to Cephalon, Inc. in August 2004. Mr. Ratoff also served as a director, since 1998 and as President and Chief Executive Officer of MacroMed, Inc. from February to December, 2001. From December 1994 to February 2001, Mr. Ratoff served as Executive Vice President and Chief Financial Officer of Brown-Forman Corporation, a public diversified manufacturer of consumer products. Mr. Ratoff received his B.S. in Business Administration from Boston University and an M.B.A. with Distinction from the University of Michigan. Mr. Ratoff is also a retired Certified Public Accountant.

Corporate Governance

Code of Ethics

Our Board of Directors adopted a Business Conduct Policy that is applicable to all of our employees, officers and directors. The Business Conduct Policy is intended to be designed to deter wrong-doing and promote honest and ethical behavior, full, fair, timely, accurate and understandable disclosure, and compliance with applicable laws. The Business Conduct Policy satisfies the definition of “code of ethics” under the rules and regulations of the Securities and Exchange Commission and listing standards of the American Stock Exchange. The Board of Directors adopted the Business Conduct Policy in calendar year 2003 and a subsequent revised Business Conduct Policy was adopted by the Board of Directors in 2004. A copy of the Business Conduct Policy can be obtained and will be provided to any person without charge upon written request to our Corporate Secretary at our executive offices, 25 Minneakoning Road, Flemington, New Jersey 08822.

The Business Conduct Policy can also be obtained on our website, “www.novadel.com”. Our website and the information contained therein or connected thereto are not incorporated into this Proxy Statement.

Independence of Directors

In 2006, the Board, through our Corporate Governance and Nominating Committee, evaluated the independence of each director in accordance with the American Stock Exchange listing standards and determined that all directors are independent, with the exception of Dr. Jan H. Egberts, our President and Chief Executive Officer and Mr. Steven B. Ratoff, our Chairman of the Board. At a meeting on September 15, 2006, the Board of Directors appointed Steven B. Ratoff as Chairman of the Board. In connection with Mr. Ratoff’s appointment as Chairman of the Board, the Board has agreed to enter into a consulting arrangement to compensate Mr. Ratoff for his efforts in such position. Such arrangement will be on a month-to-month basis and shall compensate Mr. Ratoff at a rate of $17,500 per month and reimbursement of reasonable expenses. As a result of such relationship, the Board has determined that Mr. Ratoff is no longer an independent member of the Board, as defined in the rules of the American Stock Exchange. As such, Mr. Ratoff will no longer serve as a member of our Audit Committee of the Board and Compensation Committee of the Board.

Meetings

Our Board met eight times in person or by teleconference during the year ended July 31, 2006. No director attended less than 75% of the total of the board meetings and the meetings of the committees upon which he served, except that, due to unavoidable circumstances, Dr. Charles Nemeroff was only able to attend approximately 73% of such meetings.

Attendance at Annual Meeting

Although we have no formal policy regarding director attendance at annual meetings, we strongly encourage all directors to attend. Four of NovaDel’s six Directors attended the 2006 Annual Meeting of Stockholders.

Executive Sessions; Lead Independent Director

Non-employee directors meet regularly in executive session following regularly scheduled Board meetings. Since January 2006, the Board has designated a lead independent director who acts as the leader of the independent directors and as chairperson of the executive sessions of our independent directors. Dr. Hamilton is currently serving as our lead independent director.

Committees of the Board

Our Board of Directors has the following three committees: (1) Audit Committee; (2) Compensation Committee; and (3) Corporate Governance and Nominating Committee.

	Audit Committee	Compensation Committee	Corporate Governance and Nominating Committee

Thomas E. Bonney	C		M
William F. Hamilton, Ph.D.	M	M	C
J. Jay Lobell	M	C
Charles Nemeroff, M.D., Ph.D.		M	M

Total meetings in fiscal year 2006	11	11	6

M = Committee Member

C = Committee Chair

          Audit Committee

          Members: Mr. Bonney (Chair), Dr. Hamilton and Mr. Lobell

          Number of meetings in 2006: 11

          Functions:

          The functions of the Audit Committee are focused on the following areas:

•	Selects the Company’s independent registered public accounting firm and provides oversight of the firm’s independence, qualifications and performance;

•	Reviews the adequacy of the Company’s internal control and financial reporting process and the reliability of the Company’s financial statements; and

•	Reviews the Company’s compliance with legal and regulatory requirements.

In the opinion of the Board of Directors, and as the term “independent” is defined in Section 121(A) of the listing standards of the American Stock Exchange (“AMEX”), Mr. Bonney, Dr. Hamilton and Mr. Lobell are independent of management and free of any relationship that would interfere with the exercise of independent judgment as members of the Audit Committee. Members of the Audit Committee also all meet the independence requirements set forth in Rule 10A-3(b)(1) under the Securities Exchange Act of 1934. Our Board of Directors has determined that Mr. Bonney qualifies as an “audit committee financial expert” and “independent director” as those terms are defined by the regulations of the Securities and Exchange Commission (“SEC”) and the listing standards of AMEX.

The Audit Committee meets with management periodically to consider the adequacy of the Company’s internal controls and the objectivity of its financial reporting. The Audit Committee discusses these matters with our independent registered public accounting firm and with appropriate Company financial personnel. Meetings are held with participation from the independent registered public accounting firm. The independent registered public accounting firm is given unrestricted access to the Audit Committee. The Audit Committee also recommends to the stockholders the appointment of the independent registered public accounting firm and reviews periodically their performance and independence from management. In addition, the Audit Committee reviews our financing plans and reports its recommendations to the full Board of Directors for approval and to authorize action. A copy of the Audit Committee’s written charter is available on our website at www.novadel.com. In 2006, the members of the Audit Committee were Thomas E. Bonney, William F. Hamilton and Steven B. Ratoff, with Steven B. Ratoff stepping down and J. Jay Lobell joining the Audit Committee on September 15, 2006.

          Compensation Committee

          Members: Mr. Lobell (Chair), Dr. Hamilton and Dr. Nemeroff

          Number of meetings in 2006: 11

          Functions:

•

The Compensation Committee shall review and approve, or recommend for approval by a majority of the independent directors of the Board of Directors, the compensation of our Chief Executive Officer and our other executive officers; and

•	Reviews and makes recommendations to the Board of Directors with respect to incentive compensation plans and equity-based plans.

In the opinion of the Board of Directors, and as the term “independent” is defined in Section 121(A) of the AMEX listing standards, Mr. Lobell, Dr. Hamilton and Dr. Nemeroff are independent and are “non-employee directors” pursuant to Rule 16b-3 promulgated under the Securities Exchange Act of 1934. A copy of the Compensation Committee’s written charter is available on our website at www.novadel.com. In 2006, the members of the Compensation Committee were William F. Hamilton, Charles Nemeroff and Steven B. Ratoff, with Steven B. Ratoff stepping down and J. Jay Lobell joining the Compensation Committee on September 15, 2006.

          Corporate Governance and Nominating Committee

          Members: Dr. Hamilton (Chair), Mr. Bonney and Dr. Nemeroff

          Number of meetings in 2006: 6

          Functions:

•	Recommends to the Board of Directors the persons to be nominated for election as Directors at any meeting of stockholders;

•	Develops and recommends to the Board of Directors a set of corporate governance principles applicable to NovaDel; and

•	Oversees the evaluation of the Board of Directors.

In the opinion of the Board of Directors, and as the term “independent” is defined in Section 121(A) of the AMEX listing standards, Mr. Bonney, Dr. Hamilton and Dr. Nemeroff are independent.

The Corporate Governance and Nominating Committee was established on June 14, 2004. The Corporate Governance and Nominating Committee is responsible for developing and recommending a set of corporate governance guidelines to the Board of Directors. Upon the recommendation of the Corporate Governance and Nominating Committee, the Board of Directors adopted such Corporate Governance Guidelines on September 2, 2005 which were amended in June 2006. The guidelines are available on our website at www.novadel.com. A complete description of the Corporate Governance and Nominating Committee’s responsibilities is set forth in the Corporate Governance and Nominating Committee’s written charter. A copy of the Corporate Governance and Nominating Committee’s written charter is attached as Exhibit A and is also available on our website at www.novadel.com.

Director Nomination Procedures

The Corporate Governance and Nominating Committee is responsible for recommending to the Board the nominees for election as directors at any meeting of stockholders and the persons to be elected by the Board to fill any vacancies on the Board. In making such recommendations, the Committee will consider candidates proposed by stockholders. Stockholders may submit a candidate’s name and qualifications to the Board of Directors by mailing a letter to the attention of Michael E. Spicer, Chief Financial Officer and Corporate Secretary, NovaDel Pharma Inc., 25 Minneakoning Road, Flemington, New Jersey 08822. The Committee will review and evaluate information available to it regarding candidates proposed by stockholders and will apply the same criteria, and will follow substantially the same process in considering them, as it does in considering candidates identified by members of the Board or senior management. The criteria which will be applied include: (i) reputation for integrity, honesty and high ethical standards; (ii) demonstrated business acumen, experience and ability to exercise sound judgments in matters that relate to our current and long-term objectives and willingness and ability to contribute positively to our decision-making process; (iii) commitment to understanding our business and our industry; (iv) adequate time to attend and participate in meetings of the Board of Directors and its Committees; (v) ability to understand the sometimes conflicting interests of the various constituencies of our company, which include stockholders, employees, customers, governmental units, creditors and the general public and to act in the interest of all stockholders; and (vi) such other attributes, including independence, that satisfy requirements imposed by the Securities and Exchange Commission. When evaluating potential candidates, the Corporate Governance and Nominating Committee will take into consideration the qualifications set forth in the Corporate Governance Guidelines which are available on our website at www.novadel.com. The Corporate Governance and Nominating Committee will also consider whether potential director candidates will likely satisfy the applicable independence standards for the Board, the Audit Committee, the Compensation Committee and the Corporate Governance and Nominating Committee.

Stockholder Communications with the Board of Directors

Stockholders may communicate their comments or concerns about any matter to the Board of Directors by mailing a letter to the attention of the Board of Directors, c/o NovaDel at our office in Flemington, New Jersey.

Compensation of Directors

Fiscal 2006 Policy

For the fiscal year ended July 31, 2006, directors who were not employees and were independent received fees of $2,000 for each meeting of the Board of Directors attended in person or $1,000 if participated in by telephone. Non-employee independent Directors were also compensated $3,000 per annum for serving, or $5,000 per annum for chairing, a committee of the Board of Directors. Each non-employee independent Director was also awarded options to purchase 100,000 shares of Common Stock upon their election to the Board of Directors, to vest in three equal annual installments beginning on the first anniversary of their appointment. In addition, non-employee independent Directors were awarded annually options to purchase 50,000 shares of Common Stock at the time of their re-election to the Board of Directors. Such annually awarded options vest over a three-year period. Non-employee independent Directors are also reimbursed for expenses incurred in connection with their attendance at meetings of the Board of Directors or committees thereof.

The following table shows amounts earned by each Director in the fiscal year ended July 31, 2006:

Name	Total	Cash Fees	Stock Awards	Option Awards(a)	Non-Stock Incentive Plan Compensation	All Other Compensation
Thomas E. Bonney	$60,000	$24,000	$—	$36,000	$—	$—
William F. Hamilton	68,000	32,000	—	36,000	—	—
J. Jay Lobell	67,000	1,000	—	66,000	—	—
Charles Nemeroff	54,000	18,000	—	36,000	—	—
Steven B. Ratoff	87,000	16,000	—	71,000	—	—

(a) Represents estimated fair value of the option award on the grant date using a Black-Scholes option pricing model that assumes the following: expected volatility of 64%; dividend yield of 0%; expected term until exercise of 4 years; and a risk-free interest rate of 4.3%. Options granted to non-employee directors generally have the following terms: (i) exercise price equal to market price on the date of grant; (ii) vesting period of three years with one-third of the option grant vesting on each annual anniversary of the grant date; and (iii) contractual term of five years.

Current Policy

As previously disclosed, on August 16, 2006, at a meeting of the Board of Directors, the Board, based upon the recommendation of the Compensation Committee of the Board, unanimously approved certain changes to the compensation arrangements for non-employee directors. All amounts were prorated for September 1, 2006 through October 25, 2006.

Upon further reflection and consideration, on October 25, 2006, at a meeting of the Board of Directors, based upon the recommendation of the Compensation Committee of the Board, unanimously approved certain changes to the compensation arrangements for non-employee directors. Summarized below are the terms of the compensation for non-employee directors, effective October 25, 2006. All amounts will be prorated for the period from October 25, 2006 through December 31, 2006.

Equity Compensation

Each new non-employee director will, upon initially joining the Board, receive options to purchase 100,000 shares of the Company’s Common Stock pursuant to the Company’s 2006 Equity Incentive Plan (the “Plan”), and thereafter, each non-employee director will receive an annual grant of options to purchase 50,000 shares of the Company’s Common Stock upon reelection to the Board, commencing with the upcoming annual meeting.

Cash Compensation

Each non-employee director will be paid an annual retainer fee of $20,000 and $2,000 for in-person and $1,000 for telephonic meetings of the Board. The lead independent director will be paid a $2,500 retainer for such role. In addition, each non-employee director will receive certain additional annual retainers and meeting fees for chairing or serving as a member of the committees of the Board, as follows:

Chairman of the Audit Committee	$7,500
Member of the Audit Committee	$2,500

Chairman of the Compensation Committee	$5,000
Member of the Compensation Committee	$2,500

Chairman of the Corporate Governance and Nominating Committee	$5,000
Member of the Corporate Governance and Nominating Committee	$2,500

In addition, each non-employee director will be paid $1,000 for in-person and $500 for telephonic committee meetings. The Board has agreed to permit each non-employee director to elect to receive any cash compensation in the form of equity under the Plan. Such election will be made on an annual basis and valued at the time of grant. Equity grants will be received by such non-employee directors when cash compensation payments are due.

In September 2006, Mr. Ratoff was elected Chairman of the Board. In connection with Mr. Ratoff’s appointment as Chairman of the Board, the Board has agreed to enter into a consulting arrangement to compensate Mr. Ratoff for his efforts in such position. Such arrangement will be on a month-to-month basis and shall compensate Mr. Ratoff at a rate of $17,500 per month and reimbursement of reasonable expenses. Mr. Ratoff will also receive compensation as a member of the Board of Directors.

Compensation Committee Interlocks and Insider Participation

From August 1, 2005 through January 17, 2006, the members of the Compensation Committee of the Board of Directors were Dr. William F. Hamilton, Dr. Lawrence J. Kessel and Dr. Charles Nemeroff. From January 17, 2006 through July 31, 2006 the members of the Compensation Committee were Dr. William F. Hamilton, Dr. Charles Nemeroff and Mr. Steven B. Ratoff. None of these individuals was at any time during or at any other time an officer or employee of ours. Jan H. Egberts, our President and Chief Executive Officer, and Gary A. Shangold, our former President and Chief Executive Officer, participated in discussions and decisions regarding salaries and incentive compensation for all of our executive officers, except they were excluded from discussions regarding their own salary and incentive stock compensation.

Proposal 1

Election of Directors

The Board has nominated six candidates for election as Directors for a term expiring at the next Annual Meeting to be held in May 2007. Directors are elected to serve for their respective terms and until their successors have been duly elected and qualified. On June 28, 2006, our Board of Directors approved a change of our fiscal year end from July 31 to December 31. Accordingly, the new fiscal year will begin on January 1 and end on December 31. We have filed our Annual Report on Form 10-K for the period ending July 31, 2006 and we intend to file a transition report on Form 10-K for the period ending December 31, 2006. As a result of the change in fiscal year, we will hold an additional Annual Meeting of Stockholders in May 2007.

Pursuant to our By-Laws, generally the number of Directors is fixed and may be increased or decreased from time to time by resolution of the Board of Directors; provided, that the By-Laws provide that the number must be not less than three (3) nor more than nine (9). Currently, the Board of Directors has fixed the number of Directors at seven members. Following the Annual Meeting, there will be one vacancy on the Board of Directors. Proxies cannot be voted for a greater number of persons than the number of nominees named. In the event one or more of the named nominees is unable to serve, the persons designated as proxies may cast votes for other persons as substitute nominees. Dr. Rosenwald, a significant stockholder, has the ability to designate an individual to serve on our Board of Directors, or the Board, and has exercised such ability by designating Mr. J. Jay Lobell to serve on the Board. Although Mr. Lobell is a designee of Dr. Rosenwald, he does not have any voting or dispositive control over the shares held directly or indirectly by Dr. Rosenwald. On December 14, 2005 based upon the recommendation of the Corporate Governance and Nominating Committee, the Board elected Mr. Lobell as a member of the Board. Pursuant to the listing standards of the American Stock Exchange, or AMEX, Mr. Lobell has been deemed to be an independent director by our Board as of September 15, 2006. Also at a meeting on September 15, 2006, the Board of Directors appointed Steven B. Ratoff as Chairman of the Board. Mr. Ratoff has served as an independent member of the Company’s Board since his election to the Board on January 17, 2006. In connection with Mr. Ratoff’s appointment as Chairman of the Board, the Board has agreed to enter into a consulting arrangement to compensate Mr. Ratoff for his efforts in such position. Such arrangement will be on a month-to-month basis and shall compensate Mr. Ratoff at a rate of $17,500 per month and reimbursement of reasonable expenses. As a result of such relationship, the Board has determined that Mr. Ratoff is no longer an independent member of the Board, as defined in the rules of AMEX. As such, Mr. Ratoff will no longer serve as a member of our Audit Committee of the Board and Compensation Committee of the Board. The Board of Directors has no reason to believe that any of the named nominees will be unavailable, or if elected, will decline to serve. For more information regarding the nominees for Director, see “Information Regarding Board of Directors and Committees” beginning on page 4.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR
ALL OF THE NOMINEES SET FORTH ABOVE FOR DIRECTOR

Proposal 2

Amendment to our Certificate of Incorporation to Increase the Number of Authorized Shares of our Common Stock from 100,000,000 Shares to 200,000,000 Shares

At the Annual Meeting, our stockholders will be asked to approve an amendment to our Certificate of Incorporation to increase the number of authorized shares of our Common Stock. Our current Certificate of Incorporation authorizes the issuance of a total of 101,000,000 shares, of which 100,000,000 shares are Common Stock and 1,000,000 shares are preferred stock. The Board has proposed an amendment (Appendix A) to our Certificate of Incorporation to increase the total number of authorized shares from 101,000,000 to 201,000,000; the Common Stock will increase from 100,000,000 to 200,000,000; and the amount of preferred stock will remain at 1,000,000. The stockholders are being asked to approve the proposed amendment in accordance with Delaware law.

In addition to the 49,236,369 shares of Common Stock outstanding at October 2, 2006, there were approximately 30,600,000 shares of Common Stock issuable upon exercise of outstanding stock options and warrants and approximately 6,000,000 shares of Common Stock are available for future option grants under our equity plans.

The following is the text of Article IV, Section 4.1 of the Certificate of Incorporation, as proposed to be amended:

“4.1 Authorized Stock. The total number of shares of all classes of stock which the Corporation shall have authority to issue is two hundred and one million (201,000,000) shares, which are to be divided into two classes as follows:

          200,000,000 shares of Common Stock, par value $.001 per share, and

          1,000,000 shares of Preferred Stock, par value $.001 per share.”

The purpose of the proposed amendment is to allow us to have a sufficient number of shares of authorized and unissued Common Stock which can be issued in connection with such corporate purposes as may be considered advisable by the Board. Having such shares available for issuance in the future will give us greater flexibility and will allow such shares to be issued as determined by the Board without the expense and delay of a special stockholders’ meeting. Such stock could be used, for example, for acquisitions, for stock splits or stock dividends, for our employee benefit plans, or in connection with equity or convertible debt financings. We do not have any currently existing plan, commitment, arrangement, understanding or agreement, either oral or written, regarding the issuance of Common Stock subsequent to the increase in the number of authorized shares.

The increase in authorized Common Stock will not have any immediate effect on the rights of existing stockholders. However, the Board will have the authority to issue authorized Common Stock without requiring future stockholder approval of such issuances, except as may be required by the Certificate of Incorporation and applicable law and regulations. To the extent that the additional authorized shares are issued in the future, they will decrease the existing stockholders’ percentage equity ownership and, depending upon the price at which they are issued as compared to the price paid by existing stockholders for their shares, could be dilutive to our existing stockholders. The holders of Common Stock have no preemptive rights to subscribe for or purchase any additional shares of Common Stock that may be issued in the future.

The increase in the authorized number of shares of Common Stock and the subsequent issuance of such shares could have the effect of delaying or preventing a change in control of NovaDel without further action by the stockholders. Shares of authorized and unissued Common Stock could (within the limits imposed by applicable law) be issued in one or more transactions which would make a change in control of NovaDel more difficult, and therefore less likely. Any such issuance of additional stock could have the effect of diluting the earnings per share and book value per share of outstanding shares of our Common Stock, and such additional shares could be used to dilute the stock ownership or voting rights of a person seeking to obtain control of NovaDel. The Board is not aware of any attempt to take control of NovaDel and has not presented this proposal with the intention that the increase in the authorized shares of our Common Stock be used as a type of antitakeover device.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE AMENDMENT TO OUR CERTIFICATE OF INCORPORATION

Proposal 3

Ratification of the Selection of the Independent Registered Public Accounting Firm

The Audit Committee, pursuant to its charter, has selected the independent registered public accounting firm of J.H. Cohn LLP for the purpose of auditing and reporting upon the financial statements of NovaDel for the transition period ending December 31, 2006. Neither the firm, nor any of its members has any direct or indirect financial interest in NovaDel. J.H. Cohn LLP has been employed by us to audit our financial statements since November 2003.

While the Audit Committee is responsible for the appointment, compensation, retention and oversight of the independent registered public accounting firm, the Audit Committee and our Board of Directors are requesting, as a matter of policy, that the stockholders ratify the appointment of J.H. Cohn LLP as our independent registered public accounting firm. The Audit Committee is not required to take any action as a result of the outcome of the vote on this proposal. However, if the stockholders do not ratify the selection, the Audit Committee may investigate the reasons for stockholder rejection and may consider whether to retain J.H. Cohn LLP or to appoint another independent registered public accounting firm. Furthermore, even if the appointment is ratified, the Audit Committee in their discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if they determine that such a change would be in the best interests of NovaDel and our stockholders.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE RATIFICATION OF THE SELECTION OF J.H. COHN LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE TRANSITION PERIOD ENDING DECEMBER 31, 2006

A formal statement by representatives of J.H. Cohn LLP is not planned for the Annual Meeting. However, representatives of J.H. Cohn LLP are expected to be present at the Annual Meeting and will be available to respond to appropriate questions by stockholders.

Information about Fees Billed by J.H. Cohn LLP

The following table sets forth fees billed to us by our independent registered public accounting firm during the fiscal years ended July 31, 2006 and 2005 for: (i) services rendered for the audit of our annual financial statements and the review of our quarterly financial statements; (ii) services by our independent registered public accounting firm that are reasonably related to the performance of the audit or review of our financial statements and that are not reported as Audit Fees; (iii) services rendered in connection with tax compliance, tax advice and tax planning; and (iv) all other fees for services rendered.

	J.H. Cohn LLP

	FY 2006	FY 2005
Audit Fees	$99,000	$95,000
Audit Related Fees	12,000	3,000
Tax Fees	4,000	9,000
All Other Fees	—	—

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditors

The Audit Committee has adopted a policy for the pre-approval of all audit and permitted non-audit services that may be performed by our independent registered public accounting firm. Under this policy, unless a type of service to be provided by our independent registered public accounting firm has received general pre-approval, it will require specific pre-approval by the Audit Committee. Any proposed services exceeding pre-approved cost levels will require specific pre-approval by the Audit Committee. The term of any pre-approval is 12 months from the date of pre-approval, unless the Audit Committee specifically provides for a different period. The Audit Committee periodically will revise the list of pre-approved services, based on subsequent determinations. The Audit Committee delegates pre-approval authority to its chairperson and may delegate such authority to one or more of its members, whose activities are reported to the Audit Committee at each regularly scheduled meeting.

The Audit Committee has approved for fiscal year 2006 the following services with the following fee limits:

Audit Services

Service		Range of Fees
1.	Statutory audits or financial audits for affiliates of the Company for annual financial statements and review of financial statements included in quarterly reports in Form 10-Q	Not to exceed $5,000
2.

Services associated with SEC registration statements, periodic reports and other documents filed with the SEC or other documents issued in connection with securities offerings (e.g. comfort letters, consents) and assistance in responding to SEC comment letters

Not to exceed $5,000
3.

Consultations by the Company’s management as to the accounting or disclosure treatment of transactions or events and/or other actual or potential impact of final or proposed rules, standards or interpretations by the SEC, FASB, or other regulatory or standard setting bodies (Note: Under SEC rules, some consultations may be “audit-related” services rather than “audit” services)

Not to exceed $10,000

Audit Related Services

Service		Range of Fees
1.	Due diligence services pertaining to potential business acquisitions/dispositions	Not to exceed $5,000
2.	Agreed-upon or expanded audit procedures related to accounting and/or billing records required to respond or comply with financial, accounting or regulatory reporting matters	Not to exceed $10,000
3.

Consultations by the Company’s management as to the accounting or disclosure treatment of transactions or events and/or the actual or potential impact of final or proposed rules, standards or interpretations by the SEC, FASB, or other regulatory or standard-setting bodies (Note: Under SEC rules, some consultations may be “audit” services rather than “audit-related” services

Not to exceed $10,000
4.	Attest services not required by statute or regulation	Not to exceed $5,000

Tax Services

Service		Range of Fees
1.	U.S. federal, state and local tax planning and advice	Not to exceed $5,000
2.	U.S. federal, state and local tax compliance	Not to exceed $5,000
3.	International tax planning and advice	Not to exceed $5,000
4.	International tax compliance	Not to exceed $5,000

All Other Services

Service	Range of Fees
No such services are pre-approved

Report of the Audit Committee

The Audit Committee of the Board of Directors is currently composed of three members and acts under a written charter adopted in September 2003. The current members of the Audit Committee possess the financial sophistication required by its charter and applicable rules. The Audit Committee’s written charter is available on our website at www.novadel.com.

Management is responsible for our financial statements and the overall financial reporting process, including our system of internal control and for the preparation of financial statements in accordance with accounting principles generally accepted in the United States of America. The independent registered public accounting firm audits the annual financial statements prepared by management, expresses an opinion as to whether those financial statements present fairly the financial position, results of operations and cash flows of NovaDel in conformity with accounting principles generally accepted in the United States of America and discusses with the Audit Committee any issues they believe should be raised with the Audit Committee.

The Audit Committee reviewed and discussed with our management NovaDel’s audited financial statements for the year ended July 31, 2006. The Audit Committee also reviewed and discussed the audited financial statements and the matters required to be communicated by Statement on Auditing Standards Nos. 61, 89 and 90 (Communication with Audit Committees) with our independent registered public accounting firm. These standards require our independent registered public accounting firm to communicate to our Audit Committee, among other things, the following:

•	methods used to account for significant unusual transactions;

•	the effect of significant accounting policies in controversial or emerging areas for which there is a lack of authoritative guidance or consensus;

•

the process used by management in formulating particularly sensitive accounting estimates, and the basis for the independent registered public accounting firm’s conclusions regarding the reasonableness of those estimates; and

•	disagreements with management over the application of accounting principles, the basis for management’s accounting estimates, and the disclosures in the financial statements.

Our independent registered public accounting firm also provided the Audit Committee with the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). Independence Standards Board Standard No. 1 requires independent registered public accounting firms annually to disclose in writing all relationships that, in the independent registered public accounting firm’s professional opinion, may reasonably be thought to bear on independence, confirm their perceived independence, and engage in a discussion of independence. In addition, the Audit Committee discussed with the independent registered public accounting firm its independence with respect to NovaDel. The Audit Committee also considered whether the independent registered public accounting firm’s provision of certain other non-audit related services to NovaDel is compatible with maintaining such independent registered public accounting firm’s independence.

Based on its discussions with management and the independent registered public accounting firm, and its review of the representations and information provided by management and the independent registered public accounting firm, the Audit Committee recommended to our Board of Directors that the audited financial statements referred to above be included in our Annual Report on Form 10-K.

Audit Committee
Thomas E. Bonney, Chair
William F. Hamilton, Ph.D.
J. Jay Lobell (appointed in September 2006)

In accordance with the rules of the SEC, the information contained in the Report of the Audit Committee set forth above shall not be deemed to be “soliciting material,” or to be “filed” with the SEC or subject to the SEC’s Regulation 14A, or to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended, except to the extent that we specifically request that the information be treated as soliciting material or specifically incorporates it by reference into a document filed under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

EXECUTIVE OFFICERS

The names and ages of our current Executive Officers are set out below. Executive Officers are elected annually by the Board of Directors and serve at the Board of Directors’ pleasure. The Board of Directors has determined that, the following individuals are our Executive Officers: Dr. Egberts, Mr. Cohen and Mr. Spicer.

NAME	AGE	POSITION WITH THE COMPANY

Jan H. Egberts, M.D.	48	President and Chief Executive Officer
Barry C. Cohen	44	Vice President, Business and New Product Development
Michael E. Spicer	53	Chief Financial Officer and Corporate Secretary

Jan H. Egberts, M.D., Director and President and Chief Executive Officer, 48. Dr. Egberts was elected a director in January 2006. Dr. Egberts joined NovaDel in September 2005 as our Chief Operating Officer. Dr. Egberts assumed the position of President and Chief Executive Officer of NovaDel, effective as of December 23, 2005. On January 17, 2006, Dr. Egberts was elected a director of NovaDel. From January 2006 to September 2006, Dr. Egberts was Chairman of the Board of NovaDel. From August 2004 to September 2005, Dr. Egberts was Chief Operating Officer at Dynogen Pharmaceuticals, Inc. From February 2001 to January 2004, Dr. Egberts was Chairman of Molnlycke Healthcare, Inc., and concurrently served as President of the Barrier division from February 2001 through April 2002 and from April 2002 to January 2004 as Senior Vice President and Global Marketing Director of Molnlycke Healthcare Inc. From November 1996 to February 2001, Dr. Egberts served as Vice President, Business and Market Development Worldwide for Johnson & Johnson Medical. Dr. Egberts received his M.D. from Erasmus University

Medical School in the Netherlands, and pursued his clinical training at Harvard Medical School. He also holds an M.B.A. degree from Stanford University.

Barry Cohen, M.B.A., Vice President of Business and New Product Development, 44. Mr. Cohen joined NovaDel in May 2003. From September 2001 to May 2003, he was Vice President-Business Development at Keryx Biopharmaceuticals Inc. From April 2000 to September 2001, Mr. Cohen served as Vice President-Marketing at Novartis Consumer Healthcare. From 1994 to April 2000, Mr. Cohen held several executive marketing and business development positions at Novartis Consumer Healthcare.

Michael E. B. Spicer, CPA, Chief Financial Officer and Corporate Secretary, 53. Mr. Spicer joined NovaDel as Chief Financial Officer in December 2004 and was named Corporate Secretary in April 2006. From December 2001 to December 2004, Mr. Spicer was Chief Financial Officer of Orchid Biosciences, Inc. (now known as Orchid Cellmark Inc.). From September 1998 to December 2001, Mr. Spicer served as Vice President, Chief Financial Officer of Lifecodes Corporation until it was acquired by Orchid.

Stock Ownership of Directors, Management and Certain Beneficial Owners

Stock Ownership of Certain Beneficial Owners

The following table sets forth information, as of October 2, 2006, regarding beneficial ownership of the Common Stock to the extent known to us by each person known to be the beneficial owner of 5% or more of the Common Stock. Except as otherwise noted, each person has sole voting and investment power as to his or her shares.

Title of Class	Name and Address or Number in Group	Amount and Nature of Beneficial Ownership	Percentage of Class

Common Stock	Lindsay A. Rosenwald, M.D. (1)	9,491,924 (2)	16.8%
Common Stock	ProQuest Investment II Advisors Fund, L.P. (3)	7,128,152 (4)	14.0%
Common Stock	ProQuest Investments, II, L.P. (3)	7,128,152 (5)	14.0%
Common Stock	ProQuest Investments, III, L.P.(3)	7,128,152 (6)	14.0%
Common Stock	Caisse De DePot Et Placement Du Quebec (7)	5,837,931 (8)	11.5%

(1) The address for Dr. Rosenwald is: c/o Paramount BioCapital, Inc., 787 Seventh Avenue, 48th Floor, New York, NY 10019.

(2) Includes 2,155,660 shares of Common Stock and warrants to purchase 7,336,264 shares of Common Stock. Does not include 2,900,000 shares of Common Stock owned by the Lindsay A. Rosenwald 2000 (Delaware) Irrevocable Indenture of Trust dated May 24, 2000 which is a trust established for the benefit of Dr. Rosenwald. Dr. Rosenwald is not a trustee of this trust and disclaims beneficial ownership of such shares, except to any pecuniary interest therein. Does not include warrants which are convertible into 1,331,424 shares of Common Stock (the “Trust Shares”) and are owned by certain trusts for the benefit of Dr. Rosenwald’s children. Dr. Rosenwald is not a trustee of these trusts and disclaims beneficial ownership of the Trust Shares, except to any pecuniary interest therein.

(3) The address for ProQuest Investments III, L.P., ProQuest Investments II, L.P., and ProQuest Investments II Advisors Fund, LP is 90 Nassau Street, 5th Floor, Princeton, NJ 08542.

(4) Includes (i) 25,732 shares of Common Stock and warrants to purchase 8,838 shares of Common Stock, (ii) 1,068,947 shares of Common Stock and warrants to purchase 367,184 shares of Common Stock held in the name of ProQuest Investments II, L.P., and (iii) 4,210,977 shares of Common Stock and warrants to purchase 1,446,474 shares of Common Stock held in the name of ProQuest Investments III, L.P. ProQuest Associates III LLC (“Associates III”) is the General Partner of ProQuest Investments III, L.P. ProQuest Associates II LLC (“Associates II”) is the general partner of ProQuest Investments II, L.P. and of ProQuest Investments II Advisors Fund, L.P. Jay Moorin and Alain Schreiber, Managing Members of Associates III and Associates II, have voting, dispositive and investment power with respect to the securities being offered hereunder. Each of Mr. Moorin and Mr. Schreiber disclaim beneficial ownership of such securities except to the extent of each such person’s respective pecuniary interest in such securities.

(5) Includes (i) 1,068,947 shares of Common Stock and warrants to purchase 367,184 shares of Common Stock, (ii) 25,732 shares of Common Stock and warrants to purchase 8,838 shares of Common Stock held in the name of ProQuest Investments II Advisors Fund L.P., and (iii) 4,210,977 shares of Common Stock and warrants to purchase 1,446,474 shares of Common Stock held in the name of ProQuest Investments III, L.P. ProQuest Associates III LLC (“Associates III”) is the general partner of ProQuest Investments III, L.P. ProQuest Associates II LLC (“Associates II”) is the general partner of ProQuest Investments II, L.P. and of ProQuest Investments II Advisors Fund, L.P. Jay Moorin and Alain Schreiber, Managing Members of Associates III and Associates II, have voting, dispositive and investment power with respect to the securities being offered hereunder. Each of Mr. Moorin and Mr. Schreiber disclaim beneficial ownership of such securities except to the extent of each such person’s respective pecuniary interest in such securities.

(6) Includes (i) 4,210,977 shares of Common Stock and warrants to purchase 1,446,474 shares of Common Stock, (ii) 1,068,947 shares of Common Stock and warrants to purchase 367,184 shares of Common Stock held in the name of ProQuest Investments II, L.P., and (iii) 25,732 shares of Common Stock and warrants to purchase 8,838 shares of Common Stock held in the name of ProQuest Investments II Advisors Fund L.P., ProQuest Associates III LLC (“Associates III”) is the general partner of ProQuest Investments III, L.P. ProQuest Associates II LLC (“Associates II”) is the general partner of ProQuest Investments II, L.P. and of ProQuest Investments II Advisors Fund, L.P. Jay Moorin and Alain Schreiber, Managing Members of Associates III and Associates II, have voting, dispositive and investment power with respect to the securities being offered hereunder. Each of Mr. Moorin and Mr. Schreiber disclaim beneficial ownership of such securities except to the extent of each such person’s respective pecuniary interest in such securities.

(7) The address for Caisse De DePot Et Placement Du Quebec is: 1000 Place Jean-Paul-Riopelle, Montreal, Quebec, Canada H22 263.

(8) Includes 4,413,793 shares of Common Stock and warrants to purchase 1,424,138 shares of Common Stock. Two groups of persons, collectively comprised of Normand Provost, Pierre Pharad, Diane Favreau, Pierre Fortier, Paul-Henri Couture, Michel Lefebrve, Ghislain Gautheir, Sylvain Gareau, Luc Houle, Gilles Godbout, James McMullan, Louise Lalonde, Jean-Pierre Jetté, Julie Prémont, Bruno Guilmette, Francois Maheu, Cyrille Viltecoq, Alain Tremblay, Marcel Gagnon, Pierre Piché, Eric Lachance, Mackey Tall, Stephane René, Frederick Godbout, Eric Cantin, Monique Laliberté, Dave Brochet, Eric Legault, Marc-Andre Aubé, Maxine Durivage, Francois Boundreault, Steve Lachaine, Pierre Lépine and Pierre Lambert, has voting and investment control over the shares of Common Stock and warrants held by Caisse de dépôt et placement du Québec, and each disclaim beneficial ownership of such shares, except to the extent of any pecuniary interest therein. Normand Provost, Pierre Pharad, Diane Favreau, Peirre Fortier, Paul-Henri Courture, Michel Lefebrve, Ghislain Gauthier, Sylvain Gareau, Luc Houle and Gilles Godbout make up Group A. James McMullan, Louise Lalonde, Jean-Pierre Jetté, Julie Prémont, Bruno Guilmette, Francois Maheu, Cyrille Viltecoq, Alain Tremblay, Marcel Gagnon, Pierre Piché, Eric Lachance, Mackey Tall, Stephane René, Frederick Godbout, Eric Cantin, Monique Laliberté, Dave Brochet, Eric Legault, Marc-Andre Aubé, Maxine Durivage, Francois Boundreault, Steve Lachaine, Pierre Lépine and Pierre Lambert make up Group B. Any person in Group A in conjunction with any person in Group B has voting and investment control.

Stock Ownership of Directors and Management

The following table sets forth information, as of October 2, 2006, regarding beneficial ownership of the Common Stock to the extent known to us, by (i) each person who is a nominee for Director; (ii) each Executive Officer named in the “Summary Compensation Table”, see page 22; and (iii) all Directors and Executive Officers as a group. Except as otherwise noted, each person has sole voting and investment power as to his or her shares.

Title of Class	Name and Address or Number in Group (1)	Amount and Nature of Beneficial Ownership(2)		Percentage of Class

Common Stock	Thomas E. Bonney	52,833		*
Common Stock	Barry C. Cohen	171,666		*
Common Stock	Jan H. Egberts, M.D.	540,900		1.1%
Common Stock	Jean W. Frydman, Esq.	33,333		*
Common Stock	William F. Hamilton, Ph.D.	149,999		*
Common Stock	Henry Kwan, Ph.D.	0		*
Common Stock	J. Jay Lobell	273,149	(3)	*
Common Stock	Charles Nemeroff, M.D., Ph.D.	150,999		*
Common Stock	Steven B. Ratoff	167,817	(4)	*
Common Stock	Gary Shangold, M.D.	1,234,332		2.4%
Common Stock	Michael E. B. Spicer, CPA	42,333		*
	All Executive Officers and Directors as a group (11 persons)	2,817,361		5.5%

*less than 1%.

(1) The address of all holders listed herein is c/o NovaDel Pharma Inc., 25 Minneakoning Road, Flemington, New Jersey 08822.

(2) For each of the following persons, the numbers set forth in this column includes the number of shares of Common Stock immediately succeeding such person’s name, which such person has the right to acquire within 60 days through the exercise of stock options: Mr. Bonney, 33,333; Mr. Cohen, 166,666; Dr. Egberts, 540,900; Ms. Frydman, 33,333; Dr. Hamilton, 149,999; Dr. Nemeroff, 150,999; Dr. Shangold, 1,158,332; Mr. Spicer, 33,333; and all Directors and Executive Officers as a group, 2,266,895.

(3) Includes warrants to purchase 95,685 shares of Common Stock.

(4) Includes warrants to purchase 38,727 shares of Common Stock.

Executive Compensation

The following table sets forth a summary for the fiscal years ended July 31, 2006, 2005 and 2004 of the cash and non-cash compensation awarded, paid or accrued by us to our Chief Executive Officer, our former Chief Executive Officer and our four most highly compensated officers other than the CEO who served in such capacities in 2006 (collectively, the “Named Executive Officers”). There were no restricted stock awards, long-term incentive plan payouts or other compensation paid during fiscal 2006, 2005 and 2004 to the Named Executive Officers, except as set forth below:

SUMMARY COMPENSATION TABLE

		Annual Compensation				Long-Term Compensation

						Awards		Payouts

Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)		Other Annual Compensation ($) (2)	Restricted Stock Award(s) ($)	Securities Underlying Options (1) (#)	LTIP Payouts ($)	All Other Compensation ($) (3)

Jan H. Egberts, M. D. President & CEO	2006	297,000	93,000	(4)	10,000	—	1,622,700	—	12,000
	2005	—	—		—	—	—	—	—
	2004	—	—		—	—	—	—	—
Gary A. Shangold, M.D.(5) Former President & CEO	2006	125,000	—		168,000	—	—	—	6,000
	2005	350,000	150,000		15,000	—	100,000	—	13,000
	2004	350,000	150,000		14,000	—	125,000	—	12,000
Michael E. Spicer, CPA Chief Financial Officer and Corporate Secretary	2006	240,000	66,000		41,000	—	450,000	—	10,000
	2005	147,000	—		17,000	—	100,000	—	6,000
	2004	—	—		—	—	—	—	—
Jean W. Frydman, Esq.(6) Former Vice President, General Counsel and Corporate Secretary	2006	230,000	75,000		6,000	—	—	—	7,000
	2005	215,000	50,000		5,000	—	50,000	—	8,000
	2004	42,000	—		1,000	—	100,000	—	5,000
Barry C. Cohen Vice President-Business & New Product Development	2006	224,000	—		34,000	—	—	—	9,000
	2005	219,000	50,000		30,000	—	50,000	—	8,000
	2004	194,000	—		27,000	—	75,000	—	8,000
Henry Kwan(7) Former Head of Pharmaceutical Sciences	2006	170,000	—		13,000	—	—	—	2,000
	2005	157,000	—		12,000	—	150,000	—	6,000
	2004	—	—		—	—	—	—	—

(1)	No Stock Appreciation Rights have been issued.

(2)

“Other Annual Compensation” amounts represent (i) automobile allowances as reimbursement for business usage of personal automobiles for Mr. Cohen, $12,000; (ii) living expenses for Mr. Spicer, $19,000; (iii) employer contributions for medical, dental and life insurance benefits for Dr. Egberts, $10,000; Dr. Shangold, $18,000; Mr. Cohen, $22,000; Ms. Frydman, $6,000; Dr. Kwan, $13,000; Mr. Spicer, $22,000; and (iv) a lump sum separation payment for Dr. Shangold, $150,000.

(3)	“All Other Compensation” amounts represent employer contributions to 401(k) savings plan.

(4)

Dr. Egberts was inadvertently overpaid his fiscal 2006 cash bonus by approximately $47,000 or $26,000, net of taxes and other withholdings. Dr. Egberts brought the overpayment to the attention of the Board of Directors and the Audit Committee of the Board of Directors. After review by the full Board of Directors, Dr. Egberts promptly made full restitution of such overpayment.

(5)	Ceased to be President and Chief Executive Officer on December 22, 2005.

(6)	Ceased to be Vice President, General Counsel and Corporate Secretary on April 24, 2006.

(7)	Ceased to be Head of Pharmaceutical Sciences on October 20, 2005.

OPTION GRANTS IN LAST FISCAL YEAR

The following table sets forth information with respect to the Named Executive Officers concerning grants of options during the fiscal year ended July 31, 2006:

Name	Number of Securities Underlying Options Granted (a)	% of Total Options Granted to Employees in Fiscal Year	Exercise or Base Price ($/Sh)	Expiration Date	Grant Date Present Value (b)

Jan H. Egberts, M.D.	1,622,700	67%	$1.70	9/26/2010	$1,441,000
Gary A. Shangold, M.D.	—	—	—	—	—
Michael E. Spicer	450,000	19%	$1.65	4/18/2016	$491,000
Jean W. Frydman, Esq.	—	—	—	—	—
Barry C. Cohen	—	—	—	—	—
Henry Kwan, Ph.D.	—	—	—	—	—

(a)

Options granted to Dr. Egberts and Mr. Spicer have an exercise price equal to the market price on the date of grant and a three-year vesting period with one-third of the option grant vesting on each annual anniversary of the grant date. Dr. Egberts’ and Mr. Spicer’s options have five-year and ten-year contractual terms, respectively.

(b)

Options are valued using a Black-Scholes option pricing model that assumes the following: (i) For Dr. Egberts: expected volatility of 64%; dividend yield of 0%; expected term until exercise of 4 years; and a risk-free interest rate of 4.1% and (ii) For Mr. Spicer: expected volatility of 64%; dividend yield of 0%; expected term until exercise of 6.5 years; and a risk-free interest rate of 4.9%.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
AND FISCAL YEAR-END OPTION VALUES

The following table sets forth information with respect to the Named Executive Officers concerning the exercise of options during the fiscal year ended July 31, 2006 and the number and value of unexercised options held as of July 31, 2006.

Name of Executive Officer	Shares Acquired on Exercise (#)	Value Realized ($)	Number of Securities Underlying Unexercised Options at Fiscal Year End; (Exercisable/Unexercisable)	Value of Unexercised In-the-Money Options at Fiscal Year End ($); (Exercisable/ Unexercisable)

Jan H. Egberts, M.D.	—	—	0/1,622,700	0/0
Gary A. Shangold, M.D.	—	—	1,158,333/66,667	0/0
Michael E. Spicer	—	—	33,333/516,667	0/0
Jean W. Frydman, Esq.	—	—	33,333/0	0/0
Barry C. Cohen	—	—	166,666/33,334	0/0
Henry Kwan, Ph.D.	—	—	—	—

EMPLOYMENT AGREEMENTS AND CHANGE IN CONTROL ARRANGEMENTS

Jan H. Egberts, M.D. On September 26, 2005, we entered into a two-year employment agreement with Dr. Jan H. Egberts pursuant to which he agreed to serve as our Chief Operating Officer. Pursuant to the agreement, Dr. Egberts assumed the positions of President and Chief Executive Office on December 23, 2005. Pursuant to the agreement, Dr. Egberts receives a base salary of $350,000 and is eligible for an annual bonus of up to 50% of his base salary. On the date he assumed the position of President and Chief Executive Officer, he became eligible to receive an interim bonus for the period from September 26, 2005 through the date he assumed the positions of President and Chief Executive Officer, in an amount equal to 50% of his pro-rated base salary for such period. In addition, Dr. Egberts was also granted non-plan options to purchase 1,622,700 shares of Common Stock (at an exercise price of $1.70 per share) on September 26, 2005. The options vest in three annual installments, subject to certain conditions, on September 25, 2006, September 25, 2007 and September 25, 2008. Such options have a five-year term and expire on September 24, 2010. In addition, we have also agreed to grant Dr. Egberts options to purchase an additional 400,000 shares of our Common Stock upon the signing of a third-party agreement which provides milestone opportunities in excess of $30 million in revenue, but no earlier than March 26, 2006. Such stock option grant will have a term of five (5) years and will vest ratably over a three-year period ending on the third anniversary of the grant. In the event Dr. Egberts’ employment is terminated by reason of death or disability, the agreement provides for the following benefits to be paid to his estate, as applicable: (i) base salary and any accrued and unpaid bonus and expense reimbursement amounts through the date of his death or disability and the pro rata portion of his guaranteed bonus and stock options earned by him during the year of his death or disability; and (ii) for the longer of twelve (12) months following his death, disability or the balance of the term of the agreement we will provide continued coverage to the members of his family and, in the case of termination for disability, for Dr. Egberts, under all major medical and other health, accident, life or other disability plans and programs in which such family members and, in the case of termination for disability, for Dr. Egberts, participated immediately prior to his death or disability. All stock options that are scheduled to vest by the end of the calendar year in which such termination occurs shall be accelerated and deemed to have vested as of the termination date. All stock options that have not vested (or been deemed pursuant to the preceding sentence to have vested) as of the date of termination shall be deemed to have expired. Any stock options that have vested as of the date of his death or disability shall remain exercisable for a period of 90 days after the date of his death or disability. Should Dr. Egberts’ employment be terminated for Cause or by Dr. Egberts other than for Good Reason, we shall pay to Dr. Egberts his Base Salary through the date of his termination and he shall have no further entitlement to any other compensation or benefits from NovaDel.

All stock options that have not vested as of the date of any such termination shall be deemed to have expired as of such date and, in addition, Dr. Egberts right to exercise any vested stock options shall terminate as of such date. If (i) Dr. Egberts employment is terminated by us other than as a result of Dr. Egberts death or disability or (ii) Dr. Egberts terminates employment for Good Reason or we provide notice that the agreement will not be renewed, we shall pay to Dr. Egberts (i) twelve (12) months severance from the date of public announcement, but no less than nine (9) months from the date of termination of employment, (ii) a Bonus that would have otherwise been due, unless there is documentation on file for a period of at least three (3) months regarding performance issues which have not been cured, to Dr. Egberts in the calendar year in which such termination or non-renewal occurs and (iii) expense reimbursement amounts through the date of termination. Our obligation under clause (i) in the preceding sentence shall be reduced, however, by any amounts otherwise actually earned by Dr. Egberts resulting solely from his employment, and/or in exchange for services rendered, during the one year period following the termination of his employment. In addition, for the shorter of twelve (12) months following any such termination or the balance of the term (as if such termination had not occurred), we shall provide Dr. Egberts continuation coverage under all major medical and other health, accident, life or other disability plans or programs in which Dr. Egberts participated immediately prior to such termination. All stock options that have not vested as of the date of termination shall be deemed to have expired as of such date. In the event that Dr. Egberts’ employment is terminated upon a change-in-control of NovaDel, the agreement provides for the following benefits: (i) continuation of the payment of Dr. Egberts’ base salary for a period of one year following such termination; (ii) payment of any accrued and unpaid bonus through the date of termination; and (iii) payment of any accrued and unpaid expense reimbursements owed to Dr. Egberts through the date of termination. In addition, all stock options that have not vested as of such termination date shall be accelerated and deemed to have vested as of the date of termination.

Gary A. Shangold, M.D. On November 29, 2005, we entered into a Confidential Separation Agreement and General Release (the “Separation Agreement”) and a Consulting Agreement (the “Consulting Agreement”) with Gary Shangold, M.D. Dr. Shangold is the former President and Chief Executive Officer of NovaDel. Pursuant to the Separation Agreement, we paid to Dr. Shangold a separation payment of $150,000, will pay Dr. Shangold’s COBRA health insurance premium less any active employee contribution for up to one year from December 23, 2005, enter into the Consulting Agreement with Dr. Shangold, and permit Dr. Shangold’s 100,000 stock options issued pursuant to the Nonqualified Stock Option and Incentive Stock Option Agreements, dated January 24, 2005, to vest as if Dr. Shangold were still an employee of NovaDel for as long as he provides consulting services to us pursuant to the Consulting Agreement and, in the event that the Consulting Agreement expires at the end of one year, to allow the 33,334 stock options that would otherwise vest on January 24, 2007, to vest on the expiration date of the Consulting Agreement. We extended the post-termination exercise period applicable to Dr. Shangold’s vested options (other than non-plan options) to a date that is 90 days after the termination of the Consulting Agreement. In exchange for our agreement to provide the aforementioned consideration to Dr. Shangold, Dr. Shangold will release us from any and all claims he may have against us. In addition, Dr. Shangold will refrain from competition with NovaDel until the later of June 22, 2007 or 6 months after termination of the Consulting Agreement. Pursuant to the Consulting Agreement, we will retain Dr. Shangold as an independent contractor to provide us with consulting services related to the drug regulatory and approval process. We will pay to Dr. Shangold an amount equal to $2,500 per day worked, with a minimum guaranteed payment of $25,000 per month in which he provides service to us regardless of whether we requested his services for ten (10) days during the month, provided that we need not pay the entire $25,000, but rather an amount for days worked at the per day rate, for any month in which we requested 10 or more days of service and Dr. Shangold was unavailable to provide his services after good faith efforts by both parties to accommodate the scheduling of services. In addition, we will reimburse Dr. Shangold for expenses incurred in the performance of these services. The Consulting Agreement commenced on December 23, 2005 and will continue for a period of 1 year, unless terminated earlier in accordance with the terms of the Consulting Agreement. The Consulting Agreement may be extended by mutual consent of the parties.

Michael E.B. Spicer. Effective December 20, 2004, we entered into a three-year employment agreement with Michael E.B. Spicer pursuant to which he agreed to serve as our Chief Financial Officer. Mr. Spicer assumed the position of Corporate Secretary on April 24, 2006. We agreed to pay Mr. Spicer an annual base salary of $235,000, plus incentive bonuses up to 30% of his annual salary. In January 2006, Mr. Spicer’s annual base salary was increased to approximately $244,000 per year and, pursuant to the terms of his agreement, was granted non-qualified options to purchase 100,000 shares of our Common Stock at an exercise price of $1.57 per share (110% of the fair market value on the grant date) from the 1998 Plan. The options vest in three annual installments, subject to certain conditions, on December 20, 2005, December 20, 2006, and December 20, 2007. Such options have a term of 10 years and expire on December 19, 2014. In April 2006, Mr. Spicer was granted non-qualified stock options to purchase 389,394 shares of our Common Stock and incentive stock options to purchase 60,606 shares of our Common Stock at an exercise price of $1.65. The options vest in three equal installments, subject to certain conditions, on April 18, 2007, April 18, 2008 and April 18, 2009. Such options have a term of ten years, and expire on April 18, 2016. On September 2, 2005, we entered into an amendment to our employment agreement with Mr. Spicer. The amendment provides that Mr. Spicer will receive remuneration for relocation expenses and for expenses for temporary housing and commuting to and from his residence prior to his relocation. In the event Mr. Spicer’s employment is terminated by reason of death, the agreement provides for the following benefits to be paid to his estate: (i) base salary and any accrued and unpaid bonus and expense reimbursement amounts through the date of his death; (ii) for the shorter of six months following his death or the balance of the term of the agreement, we will provide continued coverage to the members of his family under all major medical and other health, accident, life or other disability plans and programs in which such family members participated immediately prior to his death. Any stock options granted to Mr. Spicer that have not vested as of the date of his death shall be deemed to have expired as of such date. Should Mr. Spicer’s employment be terminated due to disability, the agreement provides that we shall pay his base salary and any accrued bonus and expense reimbursement amounts through the date of termination. In addition, the agreement provides for the following benefits: for the shorter of six (6) months following such termination or the balance of the term of the agreement, we shall (i) continue to pay his base salary in effect at the time of such termination, less the amount, if any, then payable under any disability benefits of NovaDel and (ii) provide continued coverage under all major medical and other health, accident, life or other disability plans and programs in which Mr. Spicer participated immediately prior to such termination. All stock options that have not vested as of the date of termination shall be deemed to have expired as of such date. Should Mr. Spicer’s employment be terminated for Cause or by Mr. Spicer other than for Good Reason, we shall pay to Mr. Spicer his Base Salary through the date of his termination and he shall have no further entitlement to any other compensation or benefits from us. All stock options that have not vested as of the date of any such termination shall be deemed to have expired as of such date and, in addition, Mr. Spicer’s right to exercise any vested stock options shall terminate as of such date. If (i) Mr. Spicer’s employment is terminated by us other than as a result of death or disability or (ii) Mr. Spicer terminates employment for Good Reason, we shall continue to pay to Mr. Spicer his Base Salary for a period of one (1) year following such termination and we shall pay Mr. Spicer any accrued and unpaid Bonus and expense reimbursement amounts through the date of termination. Our obligation under clause (i) in the preceding sentence shall be reduced, however, by any amounts otherwise actually earned by Mr. Spicer resulting solely from his employment, and/or in exchange for services rendered, during the one year period following the termination of his employment. In addition, for the shorter of twelve (12) months following any such termination or the balance of the agreement (as if such termination had not occurred), we shall provide Mr. Spicer continuation coverage under all major medical and other health, accident, life or other disability plans or programs in which Mr. Spicer participated immediately prior to such termination. All stock options that have not vested as of the date of termination shall be deemed to have expired as of such date. In the event that Mr. Spicer’s employment is terminated upon a change-in-control of NovaDel, the agreement provides for the following benefits: (i) continuation of the payment of Mr. Spicer’s base salary for a period of one year following such termination (which shall be reduced by any amounts actually earned by Mr. Spicer during the one-year period following such termination); (ii) payment of any accrued and unpaid bonus through the date of termination; and (iii) payment of any accrued and unpaid expense reimbursement amounts owed to Mr. Spicer through the date of termination. In addition, all stock options that have not vested as of such termination date shall be accelerated and deemed to have vested as of the date of termination.

Jean W. Frydman. On June 6, 2006, the Employment Agreement, as amended, between Ms. Frydman and us, was terminated in connection with Ms. Frydman entering into a Settlement/Release Agreement with us. The Settlement/Release Agreement will provide Ms. Frydman with severance payments of approximately $120,000 over a six-month period, paid on a bi-weekly basis. The Employment Agreement was scheduled to expire on May 17, 2007.

Barry C. Cohen. In May 2003, we entered into a three-year employment agreement with Mr. Cohen, who was appointed Vice President-New Business and Product Development. Pursuant to the agreement, Mr. Cohen receives a base salary of $185,000, plus incentive bonuses. In addition, Mr. Cohen was issued options to purchase 75,000 shares of Common Stock at $2.04 per share under the 1998 Plan and all such options are currently exercisable. These options expire in May 2008. In January 2005, Mr. Cohen was given an increase of salary to approximately $219,000 per year and, in January 2006, Mr. Cohen was given a salary increase to approximately $228,000 per year. In the event Mr. Cohen’s employment is terminated by reason of death, the agreement provides for the following benefits to be paid to his estate: (i) base salary and any accrued and unpaid bonus and expense reimbursement amounts through the date of his death; (ii) continue to pay to his estate his base salary for three (3) months following his death; and (iii) for the shorter of six months following his death or the balance of the term of the agreement, we will provide continued coverage to the members of his family under all major medical and other health, accident, life or other disability plans and programs in which such family members participated immediately prior to his death. Any stock options granted to Mr. Cohen that have not vested as of the date of his death shall vest upon the date of Mr. Cohen’s death. Should Mr. Cohen’s employment be terminated due to disability, the agreement provides that we shall pay his base salary and any accrued bonus and expense reimbursement amounts through the date of termination. In addition, the agreement provides for the following benefits: for the shorter of six (6) months following such termination or the balance of the term of the agreement, we shall (i) continue to pay his base salary in effect at the time of such termination, less the amount, if any, then payable under any disability benefits of NovaDel and (ii) provide continued coverage under all major medical and other health, accident, life or other disability plans and programs in which Mr. Cohen participated immediately prior to such termination. All outstanding stock options, except unvested stock options, shall vest upon the effective date of his termination due to disability. Should Mr. Cohen’s employment be terminated for Cause or by Mr. Cohen other than for Good Reason, we shall pay to Mr. Cohen his Base Salary through the date of his termination and he shall have no further entitlement to any other compensation or benefits from us. All stock options that have not vested as of the date of any such termination shall be deemed to have expired as of such date and, in addition, Mr. Cohen’s right to exercise any vested stock options shall terminate as of such date. If (i) Mr. Cohen’s employment is terminated by us other than as a result of death or disability or (ii) Mr. Cohen terminates employment for Good Reason, we shall continue to pay to Mr. Cohen his Base Salary for a period of six (6) months following such termination and we shall pay Mr. Cohen any accrued and unpaid Bonus and expense reimbursement amounts through the date of termination. Our obligation under clause (i) in the preceding sentence shall be reduced, however, by any amounts otherwise actually earned by Mr. Cohen during the six month period following the termination of his employment. In addition, for the shorter of six (6) months following any such termination or the balance of the agreement (as if such termination had not occurred), we shall provide Mr. Cohen continuation coverage under all major medical and other health, accident, life or other disability plans or programs in which Mr. Cohen participated immediately prior to such termination. All outstanding, but unvested stock options granted to Mr. Cohen shall vest upon the date of this termination. In the event that Mr. Cohen’s employment is terminated upon a change-in-control of NovaDel, the agreement provides for the following benefits: (i) continuation of the payment of Mr. Cohen’s base salary for a period of six months following such termination (which shall be reduced by any amounts actually earned by Mr. Cohen during the six-month period following such termination); (ii) payment of any accrued and unpaid bonus through the date of termination; and (iii) payment of any accrued and unpaid expense reimbursement amounts owed to Mr. Cohen through the date of termination. In addition, all stock options that have not vested as of such termination date shall be accelerated and deemed to have vested as of the date of termination. Lastly, for the shorter of six months following such termination and the balance of the term of Mr. Cohen’s agreement, we shall provide Mr. Cohen continued coverage under all major medical and other health, accident, life or other disability plans or programs in which Mr. Cohen participated immediately prior to such termination.

Dr. Henry Kwan. Dr. Henry Kwan, Head of Pharmaceutical Sciences, was terminated without cause from employment with us on October 20, 2005. Dr. Kwan had been employed by us pursuant to a written employment agreement dated as of December 21, 2004 (the “Employment Agreement”). The Employment Agreement provided for an initial term of three years. In connection with Dr. Kwan’s termination from employment, the Employment Agreement was terminated, effective as of October 20, 2005. Pursuant to the employment agreement, we paid to Dr. Kwan his base salary for a period of six (6) months from October 20, 2005 and any accrued and unpaid bonus and expense reimbursement amounts through the date of termination. Such amounts were reduced by any amounts otherwise actually earned during the six-month period following the termination of his employment. In addition, for a period of one year from October 20, 2005, we provided continuation coverage under all major medical and other health, accident, life or other disability plans or programs in which Dr. Kwan participated immediately prior to his termination. All stock options granted by us to Dr. Kwan that had not vested as of October 20, 2005 expired on October 20, 2005 pursuant to the terms of the Employment Agreement.

The foregoing agreements also provide for certain non-competition and non-disclosure covenants on the part of such executive. However, with respect to the non-competition covenants, a court may determine not to enforce such provisions or only partially enforce such provisions. Additionally, each of the foregoing agreements provides for certain fringe benefits, such as inclusion in pension, profit sharing, stock option, savings, hospitalization and other benefit plans at such times as we may adopt them.

SHAREHOLDER APPROVAL OF EQUITY COMPENSATION PLANS

The following table sets forth information as of July 31, 2006 with respect to the number of shares of our Common Stock issuable pursuant to equity compensation plans which have and have not been approved by our stockholders.

Equity Compensation Plan Information

Plan Category	Number of securities to be issued upon exercise of outstanding options	Weighted average exercise price of outstanding options	Number of securities remaining available for future issuance

	(a)	(b)	(c)
Equity compensation plans approved by security holders	3,298,000	$1.51	5,988,000

Equity compensation plans not approved by security holders	4,863,000	$1.73	N/A

TOTAL	8,161,000	$1.65	5,988,000

As of July 31, 2006, we had outstanding warrants to purchase approximately 22.6 million shares of our Common Stock, the exercise price of which ranged from $0.46 per share to $2.00 per share.

STOCK OPTION PLANS

As of July 31, 2006, we had outstanding stock options to purchase approximately 8.1 million shares of Common Stock, the exercise price of which range between $0.63 per share to $3.18 per share, and we have reserved shares of our Common Stock for issuance in connection with the potential exercise thereof. The plans are administered by the Compensation Committee, or the Committee, of the Board of Directors. The Committee has sole discretion and authority, consistent with the provisions of the Plans, to select the eligible participants to whom options will be granted under the Plans, the number of shares which will be covered by each option and the form and terms of the agreement to be used. All of our directors, employees and officers are eligible to participate in the Plans.

Plan	Shares Authorized	Options Outstanding at July 31, 2006	Remaining Shares Available for Issuance	Comments

1992 Stock Option Plan	500,000	80,000	—	Plan Closed
1997 Stock Option Plan	500,000	100,000	—	Plan Closed
1998 Stock Option Plan	3,400,000	2,668,000	438,000	—
2006 Equity Incentive Plan	6,000,000	450,000	5,550,000	—
Non-Plan	n/a	4,863,000	—	—

The Committee is empowered to determine the exercise price of options granted under the Plans, but the exercise price of incentive stock options “ISOs” issued under the 1998 Plan and the 2006 Equity Incentive Plan must be equal to or greater than the fair market value of a share of Common Stock on the date the option is granted (110% with respect to optionees who own at least 10% of the Company’s outstanding Common Stock). The Committee has the authority to determine the time or times at which options granted under the Plans become exercisable, but options expire no later than 5 and 10 years from the date of grant. Options are nontransferable, other than by will and the laws of descent, and generally may be exercised only by an employee while employed by us or within 90 days after termination of employment (one year from termination resulting from death or disability).

No ISO may be granted to an employee if, as the result of such grant, the aggregate fair market value (determined at the time each option was granted) of the shares with respect to which ISOs are exercisable for the first time by such employee during any calendar year (under all such Plans) exceeds $100,000. The Plans do not confer upon any employee any right with respect to the continuation of employment by us, nor do the Plans interfere in any way with the employee’s right or our right to terminate the employee’s employment at any time.

Report of the Compensation Committee on Executive Compensation

Our Philosophy. We are responsible for establishing NovaDel’s compensation policies and monitoring the implementation of NovaDel’s compensation system for our executives. Our objective is to develop an executive compensation system that is competitive with our peers and encourages both short-term and long-term performance aligned with stockholders’ interests.

Our Objectives. In establishing executive compensation, our objective is to attract, retain and motivate executive officers with the competence, knowledge and experience to promote our growth and profitability. We consider the following to be key factors in our determination of executive compensation:

•	Compensation should be related to performance. We believe that individual compensation should be tied to individual performance and to how well we perform financially and operationally.

•	Compensation should be competitive. We must be conscious of the compensation practices of our peers and new trends in the executive compensation arena.

•	Compensation should be individually and subjectively evaluated. Individual circumstances and performance should be evaluated independently for each executive officer.

Components of Executive Compensation

We have a compensation program which consists of two principal components: cash-based compensation and equity-based compensation. These two principal components are intended to attract, retain, motivate and reward executives who are expected to manage both the short-term and long-term success of NovaDel.

Cash-Based Compensation. Cash-based compensation consists of salary, or base salary, and a bonus. The actual amount of each executive’s base salary and bonus reflects and is adjusted on a subjective basis for such factors as leadership, commitment, attitude, motivational effect, level of responsibility, prior performance of NovaDel and the individual’s contribution to that performance. Although we review the salary levels and bonuses of executive officers of peer companies to determine whether our executive officer’s salaries and bonuses are reasonable in comparison, we do not specifically target a percentile or range within the peer group compensation levels when establishing our executive officers’ salaries and bonuses. The salaries and bonuses of each of the Named Executive Officers, other than the Chief Executive Officer, for the year ended July 31, 2006 were approved by the Compensation Committee upon the recommendation of the Chief Executive Officer.

Equity-Based Compensation. We use our equity programs to give all employees, including our executive officers, an economic interest in the long-term appreciation of our Common Stock. We grant existing employees new options on an annual basis to provide a continuing financial incentive. At the end of each year, the Compensation Committee sets the maximum number of shares we can grant to our employees as a whole or as part of the annual stock option grants. This overall maximum, plus each employee’s position and performance in the previous year ultimately determine the size of the individual annual option grant.

Chief Executive Officer Compensation

The compensation of the Company’s Chief Executive Officer is determined by his employment agreement with us dated September 26, 2005 which entitles him to an annual base salary of $350,000. See “Employment Agreements and Change in Control Arrangements” on page 24. Dr. Egberts was paid an annual salary of $297,000 through July 31, 2006. In addition, Dr. Egberts’ employment agreement provides for an annual bonus equal to 50% of his base salary as target. Dr. Egberts was entitled to a bonus for the period from September 26, 2005 through December 23, 2005 in an amount equal to 50% of his pro-rated base salary for such period. Dr. Egberts was inadvertently overpaid his fiscal 2006 cash bonus by approximately $47,000 or $26,000, net of taxes and other withholdings. Dr. Egberts brought the overpayment to the attention of the Board of Directors and the Audit Committee of the Board of Directors. After review by the full Board of Directors, Dr. Egberts promptly made full restitution of such overpayment. Upon execution of his employment agreement, Dr. Egberts was also granted non-plan options to purchase 1,622,700 shares of Common Stock (at an exercise price of $1.70 per share) which vest over a three year period beginning on September 26, 2006. Such options have a term of 5 years and expire September 26, 2010.

The determination by the Compensation Committee of Dr. Egberts’ remuneration is based upon methods consistent with those used for other senior executives. The Compensation Committee considers certain quantitative factors, including the Company’s financial, strategic and operating performance for the year. The qualitative criteria include such person’s leadership qualities and management skills, as exhibited by their innovations, time and effort devoted to NovaDel and other general considerations. The Compensation Committee also takes note of comparable remuneration of executives at comparable companies. Based on the performance of NovaDel, the Compensation Committee believes that such compensation was appropriate.

Policy on Deductibility of Compensation. Section 162(m) of the Internal Revenue Code, as amended, limits the tax deduction to $1 million for compensation paid to any one executive officer, unless certain requirements are met. The Compensation Committee may award compensation that is not deductible under Section 162(m) if it believes that such awards would be in the best interest of NovaDel and its stockholders.

Compensation Committee
J. Jay Lobell, Chair (appointed in September 2006)
William F. Hamilton, Ph.D.
Charles Nemeroff, M.D., Ph.D.

In accordance with the rules of the SEC, the information contained in the Report of the Compensation Committee on Executive Compensation set forth above shall not be deemed to be “soliciting material,” or to be “filed” with the SEC or subject to the SEC’s Regulation 14A, or to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended, except to the extent that we specifically request that the information be treated as soliciting material or specifically incorporates it by reference into a document filed under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

PERFORMANCE GRAPH

The graph below compares changes in the cumulative total stockholder return (change in stock price plus reinvested dividends) for the period from July 31, 2001 through July 31, 2006 of an initial investment of $100 invested in (a) NovaDel Pharma’s Common Stock, (b) the Total Return Index for the AMEX Composite and (c) the Research Data Group (RDG) Microcap Pharmaceutical Index. Total Return Index values are prepared by the Research Data Group. The stock price performance is not included to forecast or indicate future price performance.

COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*

AMONG NOVADEL PHARMA INC., THE AMEX COMPOSITE INDEX

AND THE RDG MICROCAP PHARMACEUTICAL INDEX

0

7/01

7/02

7/03

7/04

7/05

7/06

D

O

L

L

A

R

S

NOVADEL PHARMA INC.

AMEX COMPOSITE

RDG MICROCAP PHARMACEUTICAL

* $100 invested on 7/31/01 in stock or index-including reinvestment of dividends.

Fiscal year ending July 31.

	7/01	7/02	7/03	7/04	7/05	7/06

NovaDel Pharma Inc.	$100.00	$309.09	$369.09	$310.91	$227.27	$218.18
AMEX Composite	$100.00	$89.90	$105.45	$130.66	$172.12	$202.79
RDG Microcap Pharmaceutical Index	$100.00	$51.01	$82.71	$67.96	$41.89	$25.33

In accordance with the rules of the SEC, the information contained in the Performance Graph set forth above shall not be deemed to be “soliciting material,” or to be “filed” with the SEC or subject to the SEC’s Regulation 14A, or to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended, except to the extent that we specifically request that the information be treated as soliciting material or specifically incorporates it by reference into a document filed under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

Section 16(a) Beneficial Ownership Reporting Compliance

Directors, Executive Officers and beneficial owners of more than 10% of our Common Stock are required by Section 16(a) of the Securities Exchange Act of 1934 and related regulations to file ownership reports on Forms 3, 4 and 5 with the Securities and Exchange Commission and the principal exchange upon which such securities are traded or quoted and to furnish us with copies of the reports. Based solely on a review of the copies of such forms furnished to us, we believe that from August 1, 2005, to July 31, 2006, that all Section 16(a) filing requirements applicable to our Executive Officers, with the exception of Mr. Spicer, Directors and greater than 10% holders of our Common Stock were in compliance. Mr. Spicer was not in compliance with his respective Section 16(a) filing requirements as one Form 4 reporting one transaction was filed late. We have revised our administrative procedures to enhance the ability of our Executive Officers and Directors to comply with such requirements.

Certain Relationships and Related Transactions

To the best of management’s knowledge, other than (i) compensation for services as Executive Officers and Directors or (ii) as set forth below, there were no material transactions, or series of similar transactions, or any currently proposed transactions, or series of similar transactions, to which we were or were to be a party, in which the amount involved exceeds $60,000 during fiscal 2005 or fiscal 2006, and in which any Director or Executive Officer, or any security holder who is known by us to own of record or beneficially more than 5% of any class of the Common Stock, or any member of the immediate family of any of the foregoing persons, has an interest.

In April 2003, we entered into a license and development agreement with Manhattan Pharmaceuticals, Inc., or Manhattan Pharmaceuticals, for the worldwide, exclusive rights to our oral spray technology to deliver propofol for pre-procedural sedation. In November 2003, we received $375,000 from Manhattan Pharmaceuticals, for license fees. We have included these license fees in deferred revenue and are recognizing these license fees over the 20-year term of the license. During the fiscal years ended July 31, 2006 and 2005, we invoiced Manhattan Pharmaceuticals approximately $0 and $119,000, respectively, for our reimbursable expenses. Dr. Rosenwald may be deemed to be an affiliate of Manhattan Pharmaceuticals.

In September 2004, we entered into a license and development agreement with Velcera Pharmaceuticals Inc., or Velcera, in connection with veterinary applications for currently marketed veterinary drugs. In September 2004, we received $1,500,000 from Velcera as an upfront payment in connection with the commercialization agreement. We may receive additional milestone payments and royalty payments over the 20-year term of the agreement. During the fiscal years ended July 31, 2006 and 2005, we invoiced Velcera approximately $228,000 and $183,000, respectively, for reimbursable expenses. Additionally, during the year ended July 31, 2005, we invoiced Velcera $50,000 for a contractual milestone that was reached. Dr. Rosenwald may be deemed to be an affiliate of Velcera.

In October 2004, we entered into a license agreement with Hana Biosciences Inc., or Hana Biosciences, for the marketing rights in the U.S. and Canada for the Company’s ondansetron oral spray technology. Pursuant to the terms of the agreement, in exchange for $1,000,000, Hana Biosciences purchased 400,000 shares of our Common Stock at a per share price equal to $2.50, a premium of $.91 per share or $364,000 over the then market value of our Common Stock. We accounted for this premium as deferred revenue related to the license. In connection with the agreement, Hana Biosciences issued to us $500,000 worth of Common Stock of Hana Biosciences (73,121 shares based on a market value of $6.84 per share). The proceeds received from Hana Biosciences attributable to the premium are included in deferred revenue and are being recognized over the period of the agreement. During the fiscal year ended July 31, 2006, we received approximately $1.5 million in milestone payments from Hana Biosciences. We may receive additional license fees and royalties over the 20-year term of the agreement. During the fiscal years ended July 31, 2006 and July 31, 2005, we invoiced Hana Biosciences approximately $13,000 and $84,000, respectively, for pass-through expenses incurred by us on behalf of Hana Biosciences. Dr. Rosenwald may be deemed to be an affiliate of Hana Biosciences.

In April 2005 we engaged Paramount BioCapital Inc., or Paramount, to assist it in the placement of shares in connection with a private placement. In connection with the offering, we paid a cash commission equal to approximately $495,000 and issued a warrant to purchase 336,651 shares of Common Stock to Paramount, who acted as our placement agent. Such warrant is exercisable at an initial exercise price equal to $1.30 per share (subject to adjustment). Paramount was also entitled to an expense allowance of up to $50,000 to reimburse it for its out-of-pocket expenses incurred in connection with the offering. We agreed to indemnify Paramount against certain liabilities, including liabilities under the Securities Act of 1933, incurred in connection with the offering. Paramount and its affiliates are beneficial owners of approximately 9.9 million shares of Common Stock and securities exercisable for shares of Common Stock and, accordingly, Paramount may be deemed to be an affiliate of ours. In connection with any future offering by us of our debt or equity securities for gross proceeds of greater than $1 million that is intended to be exempt from Section 5 of the Securities Act of 1933 on or before May 27, 2006, we had granted Paramount the right of first refusal to act as a placement agent or co-agent. Prior to engaging in any such offering, we were to offer Paramount the opportunity to match the terms, conditions and limitations of any such proposed future private offering (including, but not limited to, cash fees and placement warrant coverage, if any; offering price of securities, including warrants, if any, as well as any applicable warrant exercise price and percentage of “warrant coverage”; and the quality and suitability of any proposed investors as stockholders of ours). Had Paramount been unwilling to match or propose superior terms, conditions and limitations than those offered by an alternate placement agent, we would have been allowed to engage an alternate placement agent as our exclusive placement agent, investment banker, finder or broker-dealer, as applicable, and Paramount would have had no right to participate in the subsequent private offering. Had Paramount matched or proposed superior terms, conditions and limitations than those originally proposed by the alternate placement agent, after providing the alternate placement agent with the opportunity to match Paramount’s offer, then either (i) Paramount and the alternate placement agent would each be allowed to participate in equal amounts toward the final total capital raise, as co-agents, or (ii) Paramount would be engaged by us to act as the exclusive placement agent for the subsequent private offering. The Board of Directors, at its sole discretion, would have made the final and binding determination as to whether proposals are equal, substantially similar or superior to each other.

In November 2005, we entered into a Confidential Separation Agreement and General Release (the “Separation Agreement”) and a Consulting Agreement (the “Consulting Agreement”) with Gary Shangold, M.D. Dr. Shangold is the former Chief Executive Officer of NovaDel. For the fiscal year ended July 31, 2006, pursuant to the Separation Agreement, we paid Dr. Shangold a separation payment of $150,000. For the fiscal year ended July 31, 2006, pursuant to the Consulting Agreement, we paid Dr. Shangold $175,000, see page 24, “Employment Agreements and Change in Control Arrangements” for more information.

In March 2006, we engaged Griffin Securities, Inc., or Griffin, and Paramount to assist us in the placement of shares in connection with a private placement. Griffin and Paramount were paid an aggregate fee for acting as placement agents of cash equal to 7% of the proceeds from the sale of the Common Stock, or $792,400, and warrants equal to 6% of the shares of Common Stock purchased, subject to certain exclusions, or warrants to purchase 468,329 shares. Such warrants have the same terms as those issued to the investors. In conjunction with the March 2006 placement agent execution agreement, Paramount waived its right of first refusal privileges that it received as part of the April 2005 placement agent agreement.

GENERAL

Stockholder Proposals for the next Annual Meeting of Stockholders

In order for a stockholder proposal to be considered for inclusion in NovaDel’s Proxy Statement for the next Annual Meeting pursuant to Rule 14a-8 of the Securities and Exchange Commission, the proposal must be received at our offices no later than the close of business on January 15, 2007. Proposals submitted thereafter will be opposed as not timely filed.

If a stockholder intends to present a proposal for consideration at the next Annual Meeting outside the processes of SEC Rule 14a-8, NovaDel must receive notice of such proposal not later than March 15, 2007. Otherwise the proposal will be considered untimely, and NovaDel’s proxies will have discretionary voting authority on any vote with respect to such proposal, if presented at the meeting, without including information regarding the proposal in our proxy materials.

Solicitation of Proxies

We will bear the cost of preparing, printing, assembling and mailing all proxy materials that may be sent to our stockholders in connection with this solicitation. Arrangements will also be made with brokerage houses, other custodians, nominees and fiduciaries, to forward soliciting material to the beneficial owners of the our Common Stock held by such persons. We will reimburse such persons for reasonable out-of-pocket expenses incurred by them. In addition to the solicitation of proxies by use of the mails, officers and regular employees of ours may solicit proxies without additional compensation, by telephone or facsimile transmission. We do not expect to pay any compensation for the solicitation of proxies.

Management of NovaDel does not know of any matters, other than those stated in this Proxy Statement, that are to be presented for action at the Annual Meeting. If any other matters should properly come before the Annual Meeting, proxies will be voted on those other matters in accordance with the judgment of the persons voting the proxies. Discretionary authority to vote on such matters is conferred by such proxies upon the persons voting them.

Sincerely,

Jan H. Egberts, M.D.
President and Chief Executive Officer

November 28, 2006

EXHIBIT A

CHARTER OF THE CORPORATE GOVERNANCE
AND NOMINATING COMMITTEE
OF THE BOARD OF DIRECTORS OF
NOVADEL PHARMA INC.

Purpose

Acting pursuant to Section 141 of the Delaware General Corporation Law and Section 11 of Article III of the Company’s By-Laws, the Board of Directors has established a Corporate Governance and Nominating Committee for the purpose of

•	recommending to the Board the persons to be nominated for election as directors at any meeting of stockholders;

•	developing and recommending to the Board a set of corporate governance principles applicable to the Company;

•	overseeing the evaluation of the Board; and

•	overseeing the governance practices of the Board.

Membership

The Corporate Governance and Nominating Committee shall consist of such number of directors as the Board shall from time to time determine. The Corporate Governance and Nominating Committee shall consist of directors all of whom in the judgment of the Board of Directors shall be independent in accordance with the American Stock Exchange Listing Standards. Unless the Board elects a Chair of the Corporate Governance and Nominating Committee, the Committee shall elect a Chair by majority vote. The compensation of Corporate Governance and Nominating Committee members shall be as determined by the Board. Members of the Corporate Governance and Nominating Committee shall be appointed by the Board, upon the recommendation of the Committee. The Board may remove members of the Corporate Governance and Nominating Committee from such Committee, with or without cause.

Responsibilities

The Corporate Governance and Nominating Committee is responsible for considering and making recommendations to the Board concerning the appropriate size, functions and needs of the Board. The Corporate Governance and Nominating Committee may, at its sole discretion, engage director search firms, and has the sole authority to approve the fees and other retention terms with respect to any such firms. The Corporate Governance and Nominating Committee also has the authority, as necessary and appropriate to consult with outside advisors to assist in their duties to the Company. These responsibilities include:

1. Developing and recommending to the Board the criteria for Board membership; criteria should include, among other things:

•	reputation for integrity, honesty and high ethical standards;

•

demonstrated business acumen, experience and ability to exercise sound judgments in matters that relate to our current and long-term objectives and willingness and ability to contribute positively to our decision-making process;

•	commitment to understanding our business and our industry;

•	adequate time to attend and participate in meetings of the board of directors and its committees;

A-1

•

ability to understand the sometimes conflicting interests of the various stakeholders of our company, which include stockholders, employees, customers, governmental units, creditors and the general public and to act in the interest of all stockholders; and

•	such other attributes, including independence, that satisfy requirements imposed by the Securities and Exchange Commission and the American Stock Exchange.

2. Considering, recommending and recruiting candidates to fill any vacancies on the Board.

3. Reviewing candidates recommended by stockholders.

4. Conducting the appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates. The Committee shall review and evaluate information available to it regarding candidates proposed by stockholders and shall apply the same criteria, and shall follow substantially the same process in considering them, as it does in considering other candidates.

5. Recommending to the Board the nominees for election as directors at any meeting of stockholders.

The Committee’s additional functions are:

•	Consider questions of possible conflicts of interest of Board members and of our senior executives;

•	Monitor and recommend the functions of the various committees of the Board;

•	Recommend members of the committees;

•	Recommend matters for consideration by the Board;

•	Consider matters of corporate governance and review, at least annually, our Corporate Governance Principles;

•	Consider, and review periodically, the Criteria for Selecting Directors;

•	Oversee the evaluation of the Board and its committees;

•	Prepare an annual performance evaluation of the Corporate Governance and Nominating Committee; and

•	Such other duties as may be delegated from time to time by the Board of Directors.

Procedures and Administration

Meetings - The Corporate Governance and Nominating Committee shall meet as often as it deems necessary in order to perform its responsibilities.

Subcommittees - The Corporate Governance and Nominating Committee may form and delegate authority to one or more subcommittees (including a subcommittee consisting of a single member), as it deems appropriate from time to time under the circumstances.

Reports to the Board - The Corporate Governance and Nominating Committee shall report regularly to the Board.

Charter - The Corporate Governance and Nominating Committee shall, from time to time as it deems appropriate, review and reassess the adequacy of this Charter and recommend any proposed changes to the Board for approval.

June 2006

A-2

APPENDIX A

CERTIFICATE OF AMENDMENT TO THE CERTIFICATE OF INCORPORATION

          NovaDel Pharma Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify:

          FIRST: The name of the Corporation is NovaDel Pharma Inc. (the “Corporation”).

          SECOND: The date on which the Corporation’s original Certificate of Incorporation was filed with the Secretary of State of the State of Delaware is November 24, 1998.

          THIRD: The Board of Directors of the Corporation, acting in accordance with the provisions of Sections 141 and 242 of the General Corporation Law of the State of Delaware, adopted resolutions dated November 17, 2006 to amend Article IV, Section 4.1 of the Certificate of Incorporation of the Corporation to read in its entirety as follows:

“4.1 Authorized Stock. The total number of shares of all classes of stock which the Corporation shall have authority to issue is two hundred and one million (201,000,000) shares, which are to be divided into two classes as follows:

200,000,000 shares of Common Stock, par value $.001 per share; and

1,000,000 shares of Preferred Stock, par value $.001 per share.”

          FOURTH: The foregoing amendment was submitted to the stockholders of the Corporation for their approval and was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

          IN WITNESS WHEREOF, NovaDel Pharma Inc. has caused this Certificate of Amendment to be signed by its duly authorized officers this 16th day of January, 2007.

By:

Michael E. Spicer
Chief Financial Officer and Corporate Secretary

NOVADEL PHARMA INC.
THIS PROXY IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

          The undersigned hereby appoint(s) Jan H. Egberts and Michael E.B. Spicer with full power of substitution and resubstitution, as proxy to represent and vote any and all shares of common stock, par value $.001 per share, of NovaDel Pharma Inc. (the “Company”) which the undersigned would be entitled to vote if personally present at the Annual Meeting of the Company, to be held on January 16, 2007, at 10:00 A.M. local time, at the offices of the Company located at 25 Minneakoning Road, Flemington, New Jersey 08822, and at any adjournments or postponements thereof, hereby revoking any prior proxies to vote said stock, upon the following items more fully described in the Notice of Annual Meeting and Proxy Statement for the Annual Meeting dated as of November 30, 2006, a copy of which has been received by the undersigned. The proxies are further authorized to vote, in their discretion, upon such other business as may properly come before the meeting or any adjournments or postponements thereof. Each of Proposals 1, 2 and 3 are proposed by the Company.

(Continued and to be signed on the reverse side)

14475

ANNUAL MEETING OF STOCKHOLDERS OF

NOVADEL PHARMA INC.

January 16, 2007

PROXY VOTING INSTRUCTIONS

MAIL - Date, sign and mail your proxy card in the envelope provided as soon as possible.

- OR -
TELEPHONE - Call toll-free 1-800-PROXIES
(1-800-776-9437) from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.

COMPANY NUMBER
ACCOUNT NUMBER

You may enter your voting instructions at 1-800-PROXIES up until 11:59 PM Eastern Time the day before the meeting date.

       Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS AND “FOR” PROPOSALS 2 AND 3
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1.			Election of Directors:

NOMINEES:
☐	FOR ALL NOMINEES	¡	Thomas E. Bonney, CPA
		¡	Jan H. Egberts, M.D.
☐	WITHHOLD AUTHORITY FOR ALL NOMINEES	¡	William F. Hamilton, Ph.D.
		¡	J. Jay Lobell
		¡	Charles Nemeroff, M.D., Ph.D.
☐	FOR ALL EXCEPT (See instructions below)	¡	Steven B. Ratoff

INSTRUCTION:	To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

☐

		FOR	AGAINST	ABSTAIN
2.	APPROVE AN AMENDMENT TO OUR CERTIFICATE OF INCORPORATION TO INCREASE THE AUTHORIZED SHARES OF OUR COMMON STOCK FROM 100,000,000 SHARES TO 200,000,000 SHARES.	☐	☐	☐

3.	RATIFY THE SELECTION OF J.H. COHN LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE TRANSITION PERIOD ENDING DECEMBER 31, 2006.	☐	☐	☐

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS SPECIFIED ABOVE; UNLESS OTHERWISE INDICATED, IF THE CARD IS SIGNED, THIS PROXY WILL BE VOTED FOR ELECTION OF THE SIX (6) NOMINEES NAMED IN PROPOSAL 1, FOR THE APPROVAL OF AN AMENDMENT TO OUR CERTIFICATE OF INCORPORATION TO INCREASE THE AUTHORIZED SHARES OF OUR COMMON STOCK FROM 100,000,000 SHARES TO 200,000,000 SHARES, AND FOR THE RATIFICATION OF THE SELECTION OF J.H. COHN LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE TRANSITION PERIOD ENDING DECEMBER 31, 2006 IN PROPOSAL 3.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

Please mark, sign, date and return this Proxy promptly using the accompanying postage pre-paid envelope. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF NOVADEL PHARMA INC.

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:

Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.